Pricing Supplement No. 1354 dated December 5, 2011 To prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-162195

Deutsche Bank AG, London Branch

4,000,000 PowerShares DB US Inflation Exchange Traded Notes due November 30, 2021
4,000,000 PowerShares DB US Deflation Exchange Traded Notes due November 30, 2021

We are offering two separate Exchange Traded Notes (the “securities”):  (1) PowerShares DB US Inflation Exchange Traded Notes due November 30, 2021, which we refer to as the Inflation ETNs and (2) PowerShares DB US Deflation Exchange Traded Notes due November 30, 2021, which we refer to as the Deflation ETNs. Investors can subscribe to either of the two offerings. The securities do not guarantee any return of principal at maturity and do not pay any interest. For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch, that will be based on gain or loss of $0.10 per security for each 1 point increase or decrease, respectively, in the level of the applicable inflation index (as defined below), plus the income accrued from a notional investment of the value of the securities, as determined on each monthly rebalancing date, in 3-month United States Treasury bills on a rolling basis, as represented by the DB 3-Month T-Bill Index (the “TBill index”), less an investor fee.  Each security offers investors the ability to gain exposure to United States inflation expectations or deflation expectations, as the case may be, as implied by the difference in yields between Treasury Inflation-Protected Securities (“TIPS”) and U.S. Treasury bonds, each as measured in the manner described below.

The Inflation ETNs are linked to the month-over-month returns, whether positive or negative, on the DBIQ Duration-Adjusted Inflation Index (the “long inflation index”) and the month-over-month returns on the TBill index, less the investor fee. The Deflation ETNs are linked to the month-over-month returns, whether positive or negative, on the DBIQ Duration-Adjusted Deflation Index (the “short inflation index”, and together with the long inflation index, each, an “inflation index”, and collectively, the “inflation indices”) and the month-over-month returns on the TBill index, less the investor fee.  We refer to the long inflation index, the short inflation index and the TBill index each as an “index” and together as the “indices.”  The long inflation index seeks to isolate a long exposure to the market’s expectation of future inflation and is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the long inflation index for every 0.01% increase in the market’s expectation of future inflation by measuring the duration-adjusted combined performance of a notional long position in a hypothetical portfolio of 5-year, 10-year and 30-year TIPS and corresponding notional short positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as such TIPS (“Treasury Bond Futures”). Similarly, the short inflation index seeks to isolate a short exposure to the market’s expectation of future inflation and is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the short inflation index for every 0.01% decrease in the market’s expectation of future inflation by measuring the duration-adjusted combined performance of a notional short position in a hypothetical portfolio of 5-year, 10-year and 30-year TIPS and corresponding notional long positions in Treasury Bond Futures.

Each security offers investors exposure to the month-over-month performance of its respective inflation index and the month-over-month returns on the TBill index, measured from the first calendar day to the last calendar day of each month, less the investor fee.  The inflation indices are intended to rise and fall based on changes in the market’s expectations about future rates of inflation, and are therefore distinct from the Consumer Price Index for All Urban Consumers (CPI-U): U.S. City Average, by expenditure category and commodity and service group (not seasonally adjusted) (the “CPI”), the commonly known consumer price index, which is used to track current inflation in the United States.  Unlike TIPS, which are intended to provide inflation protection, the securities allow investors to take long or short exposure to changes in the market’s expectations about inflation and do not guarantee any return of principal at maturity.  Investors should consider their investment horizon as well as potential trading costs when evaluating an investment in the securities and should regularly monitor their holdings of the securities to ensure that they remain consistent with their investment strategies.

Key Terms
Issuer:	Deutsche Bank AG, London Branch (“Deutsche Bank”).

Offerings:	•
PowerShares DB US Inflation Exchange Traded Notes due November 30, 2021 (“Inflation ETNs”)
The Inflation ETNs offer investors exposure to the monthly performance of the long inflation index plus the monthly TBill index return, reduced by the investor fee.

•
PowerShares DB US Deflation Exchange Traded Notes due November 30, 2021 (“Deflation ETNs”)
The Deflation ETNs offer investors exposure to the monthly performance of the short inflation index plus the monthly TBill index return, reduced by the investor fee.

(key terms continued on next page)
You may lose some or all of your principal if you invest in these securities. See “Risk Factors” beginning on page PS-19 of this pricing supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

We issued 80,000 securities of each offering on the inception date at 100% of the face value of $50.00 per security, all of which may be held initially by DBSI. Additional securities may be offered and sold from time to time through DBSI at prevailing prices at the time of sale. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. Deutsche Bank Securities may charge investors a purchase fee of up to $0.075 per security. Invesco Aim Distributors, Inc. (“Invesco”) will receive a portion of the investor fee in consideration for its role in marketing the securities under its “PowerShares” brand. The actual amount received by Invesco in a given year will depend on the number and value of securities then outstanding and the number of other then outstanding securities issued by Deutsche Bank and its affiliates and marketed by Invesco.

Deutsche Bank Securities, a member of the Financial Industry Regulatory Authority (“FINRA”), is our affiliate and will receive a portion of the investor fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

Deutsche Bank Securities

(continued from previous page)

Initial Settlement Date:	The securities priced on December 5, 2011 and are expected to settle on December 8, 2011.
Inception Date:	December 5, 2011
Denominations:	$50 per security
Payment at Maturity:
If your securities have not previously been repurchased by Deutsche Bank, at maturity you will be entitled to receive a cash payment per security equal to:

[Current principal amount × (1 + TBill index return on the final valuation date ) + index multiplier × applicable inflation index return on the final valuation date] × fee factor on the final valuation date

; provided that the payment at maturity will not be less than zero.  If the securities undergo a mandatory split or reverse split, the payment at maturity will be adjusted accordingly.

Any payment at maturity is subject to our ability to pay our obligations as they become due.

Index Multiplier:
$0.10 per security.  The effect of the index multiplier is that for each 1 point increase or decrease in the applicable inflation index there will be a $0.10 gain or loss in the value of a security.  The value of the securities is also based on the month-over-month return on the TBill index less the investor fee.

Repurchase at Your Option:
You may offer 50,000 securities or an integral multiple of 25,000 securities in excess thereof from a single offering to Deutsche Bank Securities Inc. (“DBSI”) for repurchase for an amount in cash equal to the repurchase value on the applicable valuation date. To effect a repurchase, you must follow the instructions set forth under “Specific Terms of the Securities – Repurchase at Your Option” and your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 1:00 p.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The repurchase date for your securities will be the third business day following the valuation date. On the initial settlement date, 80,000 securities of each offering will be issued, all of which may be held initially by one of our affiliates. Accordingly, unless and until DBSI sells at least 50,000 securities of a single offering, no holder of securities of that offering will be able to offer its securities for repurchase.

DBSI may charge investors a fee of up to $0.075 for each security that is repurchased; provided that if an investor offers in excess of 500,000 securities from a single offering to DBSI for repurchase on any repurchase date, DBSI may charge such investor a fee of up to $0.50 for each security that is repurchased on such repurchase date.

Repurchase at Our Option:
We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. If we elect to redeem a particular offering of securities, we will give you notice not less than five business days prior to the call date (the “call notice date”). If we exercise our right to repurchase a particular offering of securities, we will deliver an irrevocable call notice to the Depository Trust Company (“DTC”), the holder of the global security for each offering of securities. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The last day on which we may deliver a call notice is November 22, 2021. See “Specific Terms of the Securities – Repurchase at Our Option.”

Repurchase Value:
On each trading day, the repurchase value will be equal to:

[Current principal amount × (1 + TBill index return on such trading day) + index multiplier × applicable inflation index return on such trading day] × fee factor on such trading day

; provided that the repurchase value will not be less than zero.  If the securities undergo a mandatory split or reverse split, the repurchase value will be adjusted accordingly.

If the applicable repurchase value is zero on any trading day, the relevant securities will be accelerated and you will lose your entire investment in such securities.

Deutsche Bank will publish the repurchase value for each offering of securities each business day and an intraday indicative value meant to approximate the intrinsic economic value of each offering of securities every 15 seconds on the following Bloomberg pages:

	Repurchase Value	Indicative Intraday Value
	Inflation ETNs: “INFLRP”	Inflation ETNs: “INFLIV”
	Deflation ETNs: “DEFLRP”	Deflation ETNs: “DEFLIV”
Mandatory Split and Reverse Split:
If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Upon a mandatory split or a mandatory reverse split, we will adjust the terms of the securities (other than the index multiplier) accordingly. The index multiplier is always 0.10 per security and will not be adjusted in the case of a mandatory split or reverse split. Consequently, the effect of the mandatory split will be to increase an investor’s exposure to the applicable inflation index on a 2 for 1 basis relative to the exposure immediately prior to the mandatory split, and the effect of the mandatory reverse split will be to decrease an investor’s exposure to the applicable inflation index on a 1 for 2 basis relative to the exposure immediately prior to the mandatory reverse split. See “Risk Factors - The securities are subject to mandatory split and reverse split, which will have the effect of increasing or decreasing an investor’s exposure to the applicable inflation index, as applicable.”

Acceleration Upon Zero Repurchase Value:
If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and holders will not receive any payment in respect of their investment.

Listing:
The securities in each offering have been approved for listing, subject to official notice of issuance, on NYSE Arca. If an active secondary market in any of the securities develops, we expect that investors will purchase and sell such securities primarily in this secondary market. The ticker symbols for the offerings are as follows:

•     Inflation ETNs:“INFL”

•     Deflation ETNs:“DEFL”

Inflation Index Return:
The long inflation index return and the short inflation index return (each, an “inflation index return”), each of which may be positive or negative, will be calculated as follows:

inflation index closing level – inflation index monthly initial level

TBill Index Return:	The TBill index return will be calculated as follows: TBill index closing level – TBill index monthly initial level TBill index monthly initial level
Current Principal Amount:
For the period from the inception date to December 31, 2011 (such period, the “initial calendar month”), the current principal amount will equal $50.00 per security. For each subsequent calendar month that the securities remain outstanding, the current principal amount for each security will be reset as follows on the monthly reset date:

New current principal amount = [previous current principal amount × (1 + TBill index return on the applicable monthly valuation date) + index multiplier × applicable inflation index return on the applicable monthly valuation date] × fee factor on the applicable monthly valuation date

; provided that the current principal amount will not be less than zero.  If the securities undergo a mandatory split or reverse split, the current principal amount will be adjusted accordingly.

Inflation Index Monthly Initial Level:
For the initial calendar month, the inflation index monthly initial level will equal: (i) for the long inflation index, 502.62, and (ii) for the short inflation index, 490.57. For each subsequent calendar month, the inflation index monthly initial level will equal the relevant inflation index closing level on the monthly valuation date of the immediately preceding calendar month.

Inflation Index Closing Level:
The inflation index closing level will equal: (i) for the long inflation index, the closing level of the long inflation index as reported on Bloomberg page “DBLNLINF <Index>”, and (ii) for the short inflation index, the closing level of the short inflation index as reported on Bloomberg page “DBLNSINF <Index>”, subject in each case to the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the relevant inflation index is scheduled to be published, the inflation index closing level for such inflation index will equal such level on the immediately preceding trading day.

TBill Index Monthly Initial Level:
For the initial calendar month, the TBill index monthly initial level will equal 236.9063. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level on the monthly valuation date of the immediately preceding calendar month.

TBill Index Closing Level:
The closing level of the TBill index as reported on Bloomberg page “DBTRBL3M <Index>”, subject to the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the TBill index is scheduled to be published, the TBill index closing level will equal such level on the immediately preceding trading day.

Monthly Reset Date:	For each calendar month, the first calendar day of that month beginning on January 1, 2012 and ending on November 1, 2021.
Monthly Valuation Date:	For each monthly reset date, the last calendar day of the previous calendar month beginning on December 31, 2011 and ending on October 31, 2021.
Valuation Date:
In connection with a repurchase at your option, the trading day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank as described herein. In connection with a repurchase at our option, the call notice date.

Final Valuation Date:
November 24, 2021 or the next trading day if such day is not a trading day, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Maturity Date:
November 30, 2021 or the next business day if such day is not a business day, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Trading Day:
A trading day is a day on which (i) the values of the indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the components of the indices are traded, in each case as determined by Deutsche Bank, AG, London Branch, as calculation agent, in its sole discretion.

CUSIP Numbers:	• Inflation ETNs:25154W 225
• Deflation ETNs:25154W 217
Fee Factor:	On any given day, the fee factor will be calculated as follows: 1 - investor fee × day count fraction
Investor Fee:	0.75% per annum For each security, the investor fee is calculated daily and applied monthly to the current principal amount.
Day Count Fraction:
For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the immediately following monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

Record Date:	The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of Securities to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
PowerShares DB US Inflation Exchange Traded Notes due November 30, 2021	4,000,000	$50.001	$200,000,0001	$22,920
PowerShares DB US Deflation Exchange Traded Notes due November 30, 2021	4,000,000	$50.001	$200,000,0001	$22,920
1  Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

•
You should read this pricing supplement together with the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

•
Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

•
This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

SUMMARY

The following is a summary of the terms of the securities, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated September 29, 2009, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated September 29, 2009, which supplements the prospectus.

We may, without your consent, create and issue securities in addition to those offered by this pricing supplement having the same terms and conditions as the securities and we may consolidate the additional securities to form a single class with the outstanding securities.

We may, in our sole discretion, redeem any offering or all of the offerings of the securities on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date.

What are the securities and how do they work?

We are offering two separate Exchange Traded Notes, with each linked to the month-over-month performance of an applicable inflation index, which is designed to provide investors with the ability to gain exposure to United States inflation expectations as implied by the difference in yields between Treasury Inflation-Protected Securities (“TIPS”) and U.S. Treasury bonds as described below under “What are the indices?” Investors can subscribe to any of the two offerings.

•	PowerShares DB US Inflation Exchange Traded Notes due November 30, 2021 (“Inflation ETNs”)

•	PowerShares DB US Deflation Exchange Traded Notes due November 30, 2021 (“Deflation ETNs”)

We refer to each Exchange Trade Note as a security. The securities will be issued in denominations of $50 and are senior unsecured obligations of Deutsche Bank AG, acting through its London branch.

Each security being offered has separate terms. For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch, that will be based on gain or loss of $0.10 per security for each 1 point increase or decrease, respectively, in the level of the applicable inflation index plus the income accrued from a notional investment of the value of the securities, as determined on each monthly rebalancing date, in 3-month United States Treasury bills on a rolling basis, as represented by the TBill index, less an investor fee. The securities do not guarantee any return of principal at maturity and do not pay any interest.

What are the indices?

The Inflation ETNs are linked to the month-over-month returns, whether positive or negative, on the DBIQ Duration-Adjusted Inflation Index (the “long inflation index”), and the month-over-month returns on the DB 3-Month T-Bill Index (the “TBill index”), less the investor fee.

The Deflation ETNs are linked to the month-over-month returns, whether positive or negative, on the DBIQ Duration-Adjusted Deflation Index (the “short inflation index”), and the month-over-month returns on the TBill index, less the investor fee.

The inflation indices aim to track changes in the market’s expectations of future inflation implied by the difference in yields between TIPS and U.S. Treasury bonds with approximately equivalent terms to maturity. A combination of offsetting short and long notional positions in TIPS and Treasury Bond Futures is one way in which this expectation of future inflation may be measured.  If the market’s expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market’s expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market’s expectation that future inflation will increase, the Inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market’s expectation that future inflation will decrease, the Deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity.

The long inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the long inflation index for every 0.01% increase in the market’s expectation of future inflation, measured by the duration-adjusted combined performance of (i) a notional long position in a hypothetical, weighted portfolio of 5-year, 10-year and 30-year TIPS, as represented by the DBIQ Long On-The-Run TIPS Index (the “long TIPS index”), and (ii) notional short positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as the TIPS, as represented by positions in the DBIQ Short 5-Year UST Bond Futures Index, the DBIQ Short 10-Year UST Bond Futures Index and the DBIQ Short Ultra UST Bond Futures Index (each, a “short UST bond futures index” and together, the “short UST bond futures indices”).

The short inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the short inflation index for every 0.01% decrease in the market’s expectation of future inflation, measured by the duration-adjusted combined performance of (i) a notional short position in a hypothetical, weighted portfolio of 5-year, 10-year and 30-year TIPS, as represented by the DBIQ Short On-The-Run TIPS Index (the “short TIPS index”), and (ii) notional long positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as the TIPS, as represented by positions in the DBIQ Long 5-Year UST Bond Futures Index, the DBIQ Long 10-Year UST Bond Futures Index and the DBIQ Long Ultra UST Bond Futures Index (each, a “long UST bond futures index,” and together, the “long UST bond futures indices”).

The inflation indices are adjusted for modified duration.  “Modified duration” is the expected percentage change, or sensitivity, in a bond's price for a given basis point change in market yields.  In general, as yields increase, bond prices decrease; as yields decline, bond prices increase.  Modified duration approximates the expected percentage change in the price of the bond for a basis point change in market yields.  For example, a 30-year bond with a modified duration of 20 implies that if market yields were to increase by 0.01% or 1 basis point, one would expect a 0.20% decrease in the price of the bond. Modified duration, therefore, provides a useful indication of the price volatility of TIPS and U.S. Treasury bonds. By adjusting for modified duration, the indices seek to translate more consistently the changes in the prices of TIPS and U.S. Treasury bonds to changes in implied inflation levels.  However, modified duration serves only as an approximation of the expected percentage change, or sensitivity, in the price of a bond in response to a corresponding change in yields, and its accuracy and reliability decrease as the relevant change in yields increases.  It is for that reason that the inflation indices cannot be guaranteed to deliver, even though they are designed to produce, a 1 point change in index level for each 0.01% change in the market’s expectation of future inflation.

We refer to the long inflation index together with the short inflation index as the “inflation indices” and each an “inflation index.” We refer to the long TIPS index together with the short TIPS index as the “TIPS indices” and the short UST bond futures indices together with the long UST bond futures indices as the “UST bond futures indices.” We refer to the long inflation index, the short inflation index and the TBill index each as an “index” and together as the “indices.”

Deutsche Bank, as index sponsor, determines the composition of the indices and can add to, delete or substitute the components currently comprising the indices or make other changes that could change the levels of the indices. Additionally, the index sponsor may alter, discontinue or suspend an index. Any of these actions could adversely affect the value of the securities. The index sponsor has no obligation to consider your interests in revising an index.

See “The Indices” on page PS-29 for more information.

What exposure do the Inflation ETNs offer?

The Inflation ETNs offer investors exposure to the monthly performance of the long inflation index plus the monthly TBill index return, reduced by the investor fee.

The long inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the long inflation index for every 0.01% increase in the market’s expectation of future inflation.

What exposure do the Deflation ETNs offer?

The Deflation ETNs offer investors exposure to the monthly performance of the short inflation index plus the monthly TBill index return, reduced by the investor fee.

The short inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the short inflation index for every 0.01% decrease in the market’s expectation of future inflation.

How is the payment at maturity or upon repurchase calculated?

At maturity or upon any earlier repurchase, you will be entitled to receive a payment per security which will reflect gain or loss of $0.10 per security for each 1 point increase or decrease, respectively, in the level of the applicable inflation index plus the income accrued from a notional investment of the value of the securities, as determined on each monthly rebalancing date, in 3-month United States Treasury bills on a rolling basis, as represented by the TBill index, less an investor fee.  Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

We may, in our sole discretion, redeem any offering or all of the offerings of the securities on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value of the relevant security on the applicable valuation date. In addition, if the repurchase value for any offering of securities decreases to zero on any trading day, such securities will be accelerated on that day for an amount equal to the zero repurchase value and you will lose your entire investment in such securities. Accordingly, you should not expect to be able to hold the securities to maturity.

At maturity, your payment per security, if any, will be calculated as:

[Current principal amount × (1 + TBill index return on the final valuation date) + index multiplier × applicable inflation index return on the final valuation date] × fee factor on the final valuation date where,

Current principal amount	=
For the initial calendar month, the current principal amount will equal $50.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:

New current principal amount	=
[previous current principal amount × (1 + TBill index return on the applicable monthly valuation date) + index multiplier × applicable inflation index return on the applicable monthly valuation date] × fee factor on the applicable monthly valuation date

; provided that the payment at maturity and the current principal amount will not be less than zero.  If the securities undergo a mandatory split or reverse split, the payment at maturity and the current principal amount will be adjusted accordingly.

where,
the long inflation index return and the short inflation index return (each, an “inflation index return”) and the TBill index return will be calculated as follows:
Inflation index return	=	inflation index closing level – inflation index monthly initial level

TBill index return	=	TBill index closing level – TBill index monthly initial level
TBill index monthly initial level
Index multiplier	=	$0.10
On any given day, the fee factor will be calculated as follows:

Fee factor	=	1 - investor fee × day count fraction
where,
Investor fee	=	0.75% per annum

Day count fraction	=
For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the immediately following monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

How is the current principal amount reset?

Initially, the current principal amount is equal to $50 per security. At the start of each subsequent calendar month, the current principal amount will be reset by applying the applicable inflation index return, the TBill return and the fee factor for the immediately preceding month to the previous current principal amount.

For example, if for August the current principal amount is $50, and the TBill index return and the applicable inflation index return on the monthly valuation date of August are 0.2% and -10 points, respectively, the current principal amount for September will equal $49.07, calculated as follows:

New current principal amount	=
[previous current principal amount × (1 + TBill index return on the applicable monthly valuation date) + index multiplier × applicable inflation index return on the applicable monthly valuation date] × fee factor on the applicable monthly valuation date

	=	[$50 × (1 + 0.002) + $0.10 × (-10)] × (1 – 0.0075 × 30 / 365)

	=	($50.1 - $1.00) × 0.9994

	=	$49.07

Subsequently, the applicable inflation index return, the TBill return and the fee factor for September will be applied to $49.07 to derive the current principal amount for October.

As reset on each monthly reset date, the current principal amount represents the amount for which Deutsche Bank would repurchase your securities if the valuation date for the repurchase were the monthly valuation date. During the month, the current principal amount will remain unchanged and the amount for which Deutsche Bank would repurchase your securities will depend upon the current principal amount, the respective returns of the applicable inflation index and the TBill index on the applicable valuation date and the fee factor as accrued to such valuation date.

How are the fees calculated?

The fee factor is calculated daily based on (i) a rate of 0.75% per annum, and (ii) a day-count fraction measuring the number of days elapsed from and including the monthly reset date (or the inception date in the case of the first calendar month) to and including the immediately following monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) within a 365-day year.

The fee factor is applied to the current principal amount when it is reset on each monthly reset date. Accordingly, the dollar amount of fees that will be deducted from the current principal amount on any monthly reset date will depend upon the previous current principal amount, the relevant index returns and the number of days in that month.

If you offer your securities for repurchase by Deutsche Bank or if we exercise our repurchase option, the fee factor will be applied as accrued to the applicable valuation date from the immediately preceding monthly reset date. Similarly, at maturity, the amount you receive will be subject to the fee factor as accrued to the final valuation date from the immediately preceding monthly reset date.

Because the investor fee reduces the current principal amount each month and the amount of your return at maturity or upon repurchase by Deutsche Bank, the applicable inflation index and the TBill index must increase by an amount sufficient to offset the investor fee applicable to your securities in order for you to receive at least the return of your initial investment at maturity or upon repurchase by Deutsche Bank. If the applicable inflation index or the TBill index decreases or does not increase sufficiently, you will receive less than your initial investment at maturity or upon repurchase by Deutsche Bank. In addition, if the repurchase value for any offering of securities decreases to zero on any trading day, such securities will be accelerated on that day for an amount equal to the zero repurchase value and you will lose your entire investment in such securities.

What indicative value of the securities will be published?

An intraday “indicative value” meant to approximate the intrinsic economic value of each of the offerings of the securities will be published every 15 seconds on the following Bloomberg pages:

•	Inflation ETNs: “INFLIV”

•	Deflation ETNs: “DEFLIV”

The actual trading prices of the securities may vary significantly from their indicative values.

Additionally, the calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

•	Inflation ETNs: “INFLRP”

•	Deflation ETNs: “DEFLRP”

On any trading day, the repurchase value will be calculated as follows:

[Current principal amount × (1 + TBill index return on such trading day) + index multiplier × applicable inflation index return on such trading day] × fee factor on such trading day

How do you offer your securities for repurchase by Deutsche Bank?

To effect a repurchase, you must irrevocably offer at least 50,000 securities (or an integral multiple of 25,000 securities in excess thereof) from a single offering to Deutsche Bank Securities Inc. (“DBSI”) no later than 1:00 p.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The repurchase date for your securities will be the third business day following the valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 1:00 p.m., New York City time, on your desired valuation date. You must offer at least 50,000 securities or an integral multiple of 25,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time on the repurchase date.

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 1:00 p.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. On the initial settlement date, 80,000 securities of each offering will be issued, all of which may be held initially by one of our affiliates. Accordingly, unless and until DBSI sells at least 50,000 securities of a single offering, no holder of securities of that offering will be able to offer its securities for repurchase.

DBSI may charge a fee of up to $0.075 per security that is repurchased at your option; provided that if you offer in excess of 500,000 securities from a single offering to DBSI for repurchase on any day, DBSI may charge you a fee of up to $0.50 for each security that is repurchased on such day.

How do you sell your securities?

The securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. If an active secondary market in the securities develops, we expect that investors will purchase and sell the securities primarily in this secondary market. A trading market for your securities may not develop, however, and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities.

What is a mandatory split or a mandatory reverse split?

If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Upon a mandatory split or a mandatory reverse split, we will adjust the terms of the securities (other than the index multiplier) accordingly. Any adjustment of the repurchase value will be rounded to 8 decimal places. The index multiplier is always 0.10 per security and will not be adjusted in the case of a mandatory split or reverse split. Consequently, the effect of the mandatory split will be to increase an investor’s exposure to the applicable inflation index on a 2 for 1 basis relative to the exposure immediately prior to the mandatory split, and the effect of the mandatory reverse split will be to decrease an investor’s exposure to the applicable inflation index on a 1 for 2 basis relative to the exposure immediately prior to the mandatory reverse split. See “Valuation of the Securities - Mandatory Split and Reverse Split of the Securities”.

For example, before a mandatory reverse split, each $50 of an investment in the securities made on the inception date will increase by $0.10 for every 1 point increase in the applicable inflation index and will decrease by $0.10 for every 1 point decrease in the applicable inflation index. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Because the index multiplier remains constant at 0.10 per security and the number of securities you own is divided by 2, following the reverse split each $50 investment in the securities made on the inception date will increase by only $0.05 for every 1 point increase in the applicable inflation index and will decrease by only $0.05 for every 1 point decrease in the applicable inflation index. Therefore, after a mandatory reverse split, even if the level of the applicable inflation index were to increase and return to its level at the time of your original investment, the value of your investment will be less than its original value of $50 (ignoring the effects of the TBill index and the investor fee).

If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. Because the index multiplier remains constant at 0.10 per security and the number of securities you own is multiplied by 2, following the split each $50 investment in the securities made on the inception date will increase by $0.20 for every 1 point increase in the applicable inflation index and will decrease by $0.20 for every 1 point decrease in the applicable inflation index. Therefore, after a mandatory split, if the level of the applicable inflation index were to decrease and return to its level at the time of your original investment, the value of your investment will be less than its original value of $50 (ignoring the effects of the TBill index and the investor fee).

Can the securities be accelerated?

If the repurchase value for your securities decreases to zero on any trading day, your securities will be accelerated on that day for an amount equal to the zero repurchase value and you will lose your entire investment.

Can the securities be called by Deutsche Bank?

We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. If we elect to redeem a particular offering of securities, we will give you notice not less than five business days prior to the call date (the “call notice date”). If we exercise our right to repurchase a particular offering of securities, we will deliver an irrevocable call notice to DTC, the holder of the global security for each offering of securities. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The last day on which we may deliver a call notice is November 22, 2021. See “Specific Terms of the Securities – Repurchase at Our Option.”

How do you determine the number of securities outstanding at any time?

The number of securities outstanding at any time, including any securities held by DBSI or other affiliates of ours, for each offering will be published on the following Bloomberg pages:

•	Inflation ETNs: “INFLSO”

•	Deflation ETNs: “DEFLSO”

What are the tax consequences of an investment in the securities?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following examples, which show how the securities would perform in various hypothetical circumstances, are included only to be illustrative and not indicative of actual results. To put the examples in context, each of the long inflation index and the short inflation index has been designed to produce, but is not guaranteed to deliver, a one point change in the level of the index for each 0.01% change in the market’s expectation of future inflation.  See “The Indices”. The figures in these examples have been rounded for convenience.

How the monthly performance of your securities affects the current principal amount

Assumptions:

Long inflation index monthly initial level: 500

Short inflation index monthly initial level: 500

TBill index monthly initial level: 100

Current principal amount: $50

Day count fraction: 30/365

Index multiplier: $0.10

Using the assumed day count fraction above, the fee factor for both the Inflation ETNs and the Deflation ETNs in the following examples would be calculated as follows:

Fee factor	=	1 – (investor fee × day count fraction)

	=	1 – [0.0075 × (30/365)]

	=	0.9994

Example 1: The long inflation index decreases over the month and the short inflation index increases over the month

If, over the hypothetical calendar month, the long inflation index decreases to 480, the short inflation index increases to 520 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:

New current principal amount	=
[Previous current principal amount × (1 + TBill index return on the monthly valuation date) + index multiplier × the applicable inflation index return on the monthly valuation date] × fee factor on the monthly valuation date

Inflation ETNs:

Long inflation index return	=	long inflation index closing level – long inflation index monthly initial level

	=	480 – 500

	=	-20

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

	=	100.2 – 100 100

	=	0.002

Therefore, the new current principal amount for the Inflation ETNs would equal:

New current principal amount	=	[$50.00 × (1 + 0.002) + $0.10 × (-20)] × 0.9994

	=	($50.10 - $2.00) × 0.9994

	=	$48.10 × 0.9994

	=	$48.07

As such, in this example, the increase in the value of the securities brought about by the increase in the TBill index over the calendar month is not enough to offset the decrease in the long inflation index multiplied by the index multiplier and the deduction of the investor fee. The current principal amount for the Inflation ETNs decreases from $50.00 to $48.07.

Deflation ETNs:

Short inflation index return	=	short inflation index closing level – short inflation index monthly initial level

	=	520 – 500

	=	20

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

	=	100.2 – 100 100

	=	0.002

Therefore, the new current principal amount for the Deflation ETNs would equal:

New current principal amount	=	[$50.00 × (1 + 0.002) + $0.10 × 20] × 0.9994

	=	($50.10 + $2.00) × 0.9994

	=	$52.10 × 0.9994

	=	$52.07

As such, in this example, because both the short inflation index and the TBill index increase over the calendar month, even after the deduction of the investor fee, the current principal amount for the Deflation ETNs increases from $50.00 to $52.07.

Example 2: The long inflation index increases over the month and the short inflation index decreases over the month

If, over the hypothetical calendar month, the long inflation index increases to 550, the short inflation index decreases to 450 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:

New current principal amount	=
[Previous current principal amount × (1 + TBill index return on the monthly valuation date) + index multiplier × the applicable inflation index return on the monthly valuation date] × fee factor on the monthly valuation date

Inflation ETNs:

Long inflation index return	=	long inflation index closing level – long inflation index monthly initial level

	=	550 – 500

	=	50

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

	=	100.2 – 100 100

	=	0.002

Therefore, the new current principal amount for the Inflation ETNs would equal:

New current principal amount	=	[$50.00 × (1 + 0.002) + $0.10 × 50] × 0.9994

	=	($50.10 + $5.00) × 0.9994

	=	$55.10 × 0.9994

	=	$55.07

As such, in this example, because both the long inflation index and the TBill index increase over the calendar month, even after the deduction of the investor fee, the current principal amount for the Inflation ETNs increases from $50.00 to $55.07.

Deflation ETNs:

Short inflation index return	=	short inflation index closing level – short inflation index monthly initial level

	=	450 – 500

	=	-50

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

	=	100.2 – 100 100

	=	0.002

Therefore, the new current principal amount for the Deflation ETNs would equal:

New current principal amount	=	[$50.00 × (1 + 0.002) + $0.10 × (-50)] × 0.9994

	=	($50.10 - $5.00) × 0.9994

	=	$45.10 × 0.9994

	=	$45.07

As such, in this example, the increase in the value of the securities brought about by the increase in the TBill index over the calendar month is not enough to offset the decrease in the short inflation index multiplied by the index multiplier and the deduction of the investor fee. The current principal amount for the Deflation ETNs decreases from $50.00 to $45.07.

Hypothetical Performance Charts

The following charts set out a range of hypothetical monthly performances of the relevant inflation index and demonstrate how these performances impact the current principal amount (and ultimately the payment at maturity) for each offering (assuming the inflation index in the charts is the relevant inflation index for each offering). The following charts are based on a hypothetical investment in the securities over a 12 calendar month period and an assumed constant TBill index return (0.002 per month for examples 1, 2. 4 and 5, and 0 per month for example 3) with an index monthly initial level of 500 on day one of the 12 month period. The fee factor is assumed to be 0.999375 (representing 1 minus (i) 0.75% per annum divided by (ii) 12 months) for the Inflation ETNs and the Deflation ETNs, and is applied to the current principal amount when such amount is reset on each monthly reset date. The following examples are entirely hypothetical and are not indicative of actual results. The figures in these examples have been rounded for convenience. The actual term of the securities is approximately 10 years. Over the term of the securities, each inflation index and the TBill index may display greater variability than is depicted in the hypothetical performance charts below. This potentially greater variability increases the chance of negative monthly performances adversely impacting the current principal amount of the securities.  It is possible that you could lose your entire investment if your securities are exposed to severe or repeated negative monthly performances. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Example 1 – The relevant inflation index increases each month

Inflation Index	Inflation Index Return	TBill Index Return	Index Multiplier	Fee Factor	Current Principal Amount
500	–	–	–	–	$50.00
520	20.00	0.002	0.10	0.999375	$52.07
540	20.00	0.002	0.10	0.999375	$54.14
560	20.00	0.002	0.10	0.999375	$56.21
580	20.00	0.002	0.10	0.999375	$58.29
600	20.00	0.002	0.10	0.999375	$60.37
620	20.00	0.002	0.10	0.999375	$62.45
640	20.00	0.002	0.10	0.999375	$64.53
660	20.00	0.002	0.10	0.999375	$66.62
680	20.00	0.002	0.10	0.999375	$68.71
700	20.00	0.002	0.10	0.999375	$70.80
720	20.00	0.002	0.10	0.999375	$72.90
740	20.00	0.002	0.10	0.999375	$75.00
Return on $50 investment after 12 months:					50.00%

In this hypothetical example, the relevant inflation index increases at a constant rate of 20.00 points each month. As multiplied by the index multiplier, the 20.00 point monthly increase in the inflation index results in a $2.00 monthly increase in the current principal amount. After the addition of the TBill index return and the deduction of the fee factor for each calendar month, the securities show a gain of $25.00, or 50.00%, against an overall increase of 240 points in the inflation index over the 12 month period.

Example 2 – The relevant inflation index declines each month

Inflation Index	Inflation Index Return	TBill Index Return	Index Multiplier	Fee Factor	Current Principal Amount
500	–	–	–	–	$50.00
480	-20.00	0.002	0.10	0.999375	$48.07
460	-20.00	0.002	0.10	0.999375	$46.14
440	-20.00	0.002	0.10	0.999375	$44.20
420	-20.00	0.002	0.10	0.999375	$42.26
400	-20.00	0.002	0.10	0.999375	$40.32
380	-20.00	0.002	0.10	0.999375	$38.38
360	-20.00	0.002	0.10	0.999375	$36.43
340	-20.00	0.002	0.10	0.999375	$34.49
320	-20.00	0.002	0.10	0.999375	$32.53
300	-20.00	0.002	0.10	0.999375	$30.58
280	-20.00	0.002	0.10	0.999375	$28.62
260	-20.00	0.002	0.10	0.999375	$26.66
Return on $50 investment after 12 months:					-46.67%

In this hypothetical example, the relevant inflation index decreases at a constant rate of 20.00 points each month. As multiplied by the index multiplier, the 20.00 point monthly decrease in the inflation index results in a $2.00 monthly decrease in the current principal amount. Because the decrease in the inflation index is partially offset by the TBill index return for each calendar month, the securities depreciate by $23.34, or 46.67%, against an overall decline of 240 points in the inflation index over the 12 month period.

Example 3 – The relevant inflation index, after increasing, returns to its initial level over the 12 month period; for the purpose of this example, the TBill index return is assumed to be 0 for each month over the 12 month period; the securities demonstrate a small negative return, illustrating the effect of the investor fee.

Inflation Index	Inflation Index Return	TBill Index Return	Index Multiplier	Fee Factor	Current Principal Amount
500	–	–	–	–	$50.00
504	4.00	0.00	0.10	0.999375	$50.37
551	47.00	0.00	0.10	0.999375	$55.03
588	37.00	0.00	0.10	0.999375	$58.70
620	32.00	0.00	0.10	0.999375	$61.86
595	-25.00	0.00	0.10	0.999375	$59.32
574	-21.00	0.00	0.10	0.999375	$57.19
550	-24.00	0.00	0.10	0.999375	$54.75
544	-6.00	0.00	0.10	0.999375	$54.12
504	-40.00	0.00	0.10	0.999375	$50.09
512	8.00	0.00	0.10	0.999375	$50.85
503	-9.00	0.00	0.10	0.999375	$49.92
500	-3.00	0.00	0.10	0.999375	$49.59
Return on $50 investment after 12 months:					-0.82%

In this hypothetical example, the relevant inflation index, after increasing, returns to its initial level over the 12 month period and the TBill index remains unchanged over the 12 month period. Because of the deduction of the investor fee, the securities depreciate by $0.41, or 0.82%, reflecting the deduction of the investor fee from the current principal amount on each monthly rebalancing date, over the 12 month period.

Example 4 – The relevant inflation index undergoes significant decreases in the first seven months, resulting in a mandatory reverse split of the securities on July 15.

	Inflation Index	Inflation Index Return	TBill Index Return	Index Multiplier	Fee Factor	Current Principal Amount	Remaining Value of $100 Investment
Pre-Mandatory Reverse Split
January 1	500	–	–	–	–	$50.00	$100.00
February 1	480	-20.00	0.002	0.10	0.999375	$48.07	$96.14
March 1	435	-45.00	0.002	0.10	0.999375	$43.64	$87.28
April 1	380	-55.00	0.002	0.10	0.999375	$38.20	$76.40
May 1	321	-59.00	0.002	0.10	0.999375	$32.36	$64.72
June 1	301	-20.00	0.002	0.10	0.999375	$30.40	$60.81
July 1	275	-26.00	0.002	0.10	0.999375	$27.85	$55.69
July 15	246	-29.00	0.001	0.10	0.999691781	$24.97	$49.94
Mandatory Reverse Split (2 securities becomes 1 security)
July 15	246	-29.00	0.001	0.10	0.999691781	$49.94	$49.94
August 1	214	-32.00	0.001	0.10	0.999691781	$46.77	$46.77
September 1	269	55.00	0.002	0.10	0.999375	$52.33	$52.33
October 1	333	64.00	0.002	0.10	0.999375	$58.80	$58.80
November 1	345	12.00	0.002	0.10	0.999375	$60.08	$60.08
December 1	458	113.00	0.002	0.10	0.999375	$71.45	$71.45
January 1	500	42.00	0.002	0.10	0.999375	$75.75	$75.75
Return on $100 investment after 12 months:							-24.25%

In this hypothetical example, one mandatory reverse split occurs over a 12-month period. The effective date for the mandatory split is July 15. The current principal amount is reset on the effective date of the mandatory reverse split, and the applicable inflation index return and TBill index return are calculated based on the performance of the applicable index from such effective date.

This hypothetical example shows the changes to the value of a $100.00 investment in the securities. Before the mandatory split, each $50 of the original investment in the securities increases or decreases by $0.10 for every 1 point increase or decrease in the applicable inflation index. Accordingly, as the applicable inflation index decreases by 254 points from January 1 to July 15, the value of the original $100 investment decreases by $50.06 over the same period.

The mandatory reverse split occurs on July 15 after the daily repurchase value of the securities has been below $25.00 for three consecutive trading days. Because the index multiplier remains unchanged after the mandatory reverse split and the number of securities an investor owns is divided by 2, an investor’s exposure to the applicable inflation index decreases on a 1 for 2 basis relative to the exposure immediately prior to the mandatory reverse split. Consequently, each $50 of the original investment in the securities increases or decreases by $0.05 for every 1 point increase or decrease in the applicable inflation index.

Due to the reduced exposure to the applicable inflation index following the mandatory reverse split, the applicable inflation index decreases from July 15 to August 1 by 32 points, but the value of the original $100 investment decreases by only $3.17, which is about half of the amount of decrease before the mandatory reverse split for the same number of points of decrease in the applicable inflation index. Similarly, while the applicable inflation index decreases from March 1 to April 1 by 55 points and the value of the original $100 investment decreases by $10.88 over the same period, following the mandatory reverse split, the applicable inflation index increases from August 1 to September 1 by 55 points, but the value of the original $100 investment increases by only $5.56, which is about half of $10.88, over the same period.

As a result, although the increase of 254 points after July 15 is the same as the amount of the decrease of 254 points prior to July 15, the increase subsequent to the mandatory reverse split has resulted in a gain of only $25.81 for the original $100 investment. While the applicable inflation index increases after July 15 and returns to its level at the beginning of the 12-month period, the value of the original $100 investment decreases by 24.25% over the same period.

Example 5 – The relevant inflation index undergoes significant increases in the first four months, resulting in a mandatory split of the securities on April 15.

	Inflation Index	Inflation Index Return	TBill Index Return	Index Multiplier	Fee Factor	Current Principal Amount	Remaining Value of $50 Investment
Pre-Mandatory Split
January 1	500	–	–	–	–	$50.00	$50.00
February 1	730	230.00	0.002	0.10	0.999375	$73.05	$73.05
March 1	799	69.00	0.002	0.10	0.999375	$80.05	$80.05
April 1	854	55.00	0.002	0.10	0.999375	$85.66	$85.66
April 15	1,005	151.00	0.001	0.10	0.999691781	$100.81	$100.81
Mandatory Split (1 security becomes 2 securities)
April 15	1,005	151.00	0.001	0.10	0.999691781	$50.41	$100.81
May 1	1,143	138.00	0.001	0.10	0.999691781	$64.24	$128.47
June 1	1,088	-55.00	0.002	0.10	0.999375	$58.83	$117.66
July 1	954	-134.00	0.002	0.10	0.999375	$45.52	$91.03
August 1	895	-59.00	0.002	0.10	0.999375	$39.68	$79.37
September 1	833	-62.00	0.002	0.10	0.999375	$33.54	$67.08
October 1	760	-73.00	0.002	0.10	0.999375	$26.29	$52.58
November 1	753	-7.00	0.002	0.10	0.999375	$25.63	$51.26
December 1	752	-1.00	0.002	0.10	0.999375	$25.56	$51.13
January 1	747	-5.00	0.002	0.10	0.999375	$25.10	$50.20
Return on $50 investment after 12 months:							0.40%

In this hypothetical example, one mandatory split occurs over a 12-month period. The effective date for the mandatory split is April 15. The current principal amount is reset on the effective date of the mandatory split, and the applicable inflation index return and TBill index return are calculated based on the performance of the applicable index from such effective date.

This hypothetical example shows the changes to the value of a $50.00 investment in the securities. Before the mandatory split, the original $50 investment in the securities increases or decreases by $0.10 for every 1 point increase or decrease in the applicable inflation index. Accordingly, as the applicable inflation index increases by 505 points from January 1 to April 15, the value of the original $50 investment increases by $50.81 over the same period.

The mandatory split occurs on April 15 after the daily repurchase value of the securities has been above $100.00 for three consecutive trading days. Because the index multiplier remains unchanged after the mandatory split and the number of securities an investor owns is multiplied by 2, an investor’s exposure to the applicable inflation index is increased on a 2 for 1 basis relative to the exposure immediately prior to the mandatory split. Consequently, the original $50 investment in the securities increases or decreases by $0.20 for every 1 point increase or decrease in the applicable inflation index.

Due to the increased exposure to the applicable inflation index following the mandatory split, the applicable inflation index increases from April 15 to May 1 by 138 points, but the value of the original $50 investment increases by $27.66, which is about twice as much as the amount of increase before the mandatory split for the same number of points of increase in the applicable inflation index. Similarly, while the applicable inflation index increases from March 1 to April 1 by 55 points and the value of the original $50 investment increases by $5.61 over the same period, following the mandatory split, the applicable inflation index decreases from May 1 to June 1 by 55 points, but the value of the original $50 investment decreases by $10.81, which is about twice as much as $5.61, over the same period.

As a result, although the decrease of 258 points after April 15 is significantly less than the amount of the increase of 505 points prior to April 15, the decrease subsequent to the mandatory split has resulted in a loss of $50.61 for the original $50 investment, which is approximately the same as the gain of $50.81 prior to April 15. The value of the original $50 investment increases by only 0.40% over the 12-month period notwithstanding the appreciation in the applicable inflation index of 247 points over the same period.

Historical Information

The inflation indices aim to track changes in the market’s expectations of future inflation implied by the difference in yields between TIPS and U.S. Treasury bonds with approximately equivalent terms to maturity. A combination of offsetting short and long notional positions in TIPS and Treasury Bond Futures, which generally track the price performance of those underlying assets, is one way in which this expectation of future inflation may be measured when adjusted by modified duration, as further described below. If the market’s expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market’s expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market’s expectation that future inflation will increase, the Inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market’s expectation that future inflation will decrease, the Deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity.

The long inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the long inflation index for every 0.01% increase in the market’s expectation of future inflation, measured by the duration-adjusted combined performance of (i) a notional long position in a hypothetical, weighted portfolio of 5-year, 10-year and 30-year TIPS, as represented by the DBIQ Long On-The-Run TIPS Index, and (ii) notional short positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as the TIPS, as represented by positions in the DBIQ Short 5-Year UST Bond Futures Index, the DBIQ Short 10-Year UST Bond Futures Index and the DBIQ Short Ultra UST Bond Futures Index.

The short inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in the level of the short inflation index for every 0.01% decrease in the market’s expectation of future inflation, measured by the duration-adjusted combined performance of (i) a notional short position in a hypothetical, weighted portfolio of 5-year, 10-year and 30-year TIPS, as represented by the DBIQ Short On-The-Run TIPS Index, and (ii) notional long positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as the TIPS, as represented by positions in the DBIQ Long 5-Year UST Bond Futures Index, the DBIQ Long 10-Year UST Bond Futures Index and the DBIQ Long Ultra UST Bond Futures Index.

Publication of the inflation indices began on July 25, 2011, and publication of the TBill index began on February 27, 2008. Therefore the inflation indices and TBill index have very limited actual performance history. No actual investment in securities linked to the inflation indices or to the TBill index was possible prior to July 25, 2011 and February 27, 2008, respectively.

The following graphs set out the retrospective performance from October 29, 2004 to July 24, 2011 and the historical performance from July 25, 2011 to November 28, 2011 of the long inflation index and the short inflation index and the historical performance of the TBill index from February 27, 2008 to November 28, 2011.  Because the inflation indices were published beginning only on July 25, 2011, we have calculated the retrospective performance of the inflation indices based on historical data, including the levels of the TIPS indices and the UST bond futures indices.

See “The Indices–The Inflation Indices” for a description of the methodology applicable to the inflation indices.

The graphs below do not represent the actual return you should expect to receive on the securities. Retrospective and historical performance of the inflation indices and historical performance of the TBill index are not indicative of future performance of the indices or your investment in the securities. The securities do not guarantee any return of, or on, your initial investment. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Retrospective Performance from October 29, 2004 to July 24, 2011 and Historical Performance from July 25, 2011 to November 28, 2011 of the Long Inflation Index

Retrospective Performance from October 29, 2004 to July 24, 2011 and Historical Performance from July 25, 2011 to November 28, 2011 of the Short Inflation Index

Historical Performance from February 27, 2008 to November 28, 2011 of the TBill Index

RISK FACTORS

The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. The securities are riskier than ordinary unsecured debt securities and do not guarantee a return of principal or pay any interest. Investing in the securities is not equivalent to investing directly in TIPS and Treasury Bond Futures.

This section describes the most significant risks relating to an investment in the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the securities.

The principal of your securities is not protected and you may lose all or a significant portion of your investment in the securities

The principal of your securities is not protected. Our cash payment, if any, on your securities on the maturity date or a repurchase date will be based on the month-over-month performance of the relevant inflation index and the TBill index prior to the maturity date or repurchase date and will be reduced by the investor fee. You may lose all or a significant amount of your investment in the securities if the relevant inflation index has had repeated or severe negative monthly performances. In particular, if the repurchase value of your securities is zero on any trading day, your securities will be accelerated and you will lose your entire investment in the securities.

The securities are linked to the market’s expectations of future rates of inflation as opposed to actual inflation rates

The inflation indices are intended to rise and fall based on changes in the market’s expectations of future rates of inflation, and are therefore distinct from the Consumer Price Index for All Urban Consumers (CPI-U): U.S. City Average, by expenditure category and commodity and service group (not seasonally adjusted) (the “CPI”), the commonly known consumer price index, which is used to track current inflation in the United States.  Unlike TIPS, which are intended to provide inflation protection, the securities allow investors to take long or short exposure to changes in the market’s expectations about inflation and do not guarantee any return of principal at maturity.

The inflation indices are subject to strategy risk

The inflation indices reflect a strategy that seeks to isolate the market’s expectation of future inflation by comparing the yields of offsetting short and long notional positions in TIPS and U.S. Treasury bonds.  As described in greater detail below in “The Indices”, by comparing changes in the prices of TIPS, whose real yield includes only the real rate of interest, and conventional U.S. Treasury bonds, whose nominal yield includes the real rate of interest and the inflation compensation over the maturity horizon of the bond, the inflation indices seek to isolate the impact on prices attributable to changes in the market’s expectation of future inflation. This strategy may not be successful in measuring the market’s expectation of future inflation and changes in levels of the inflation indices may be the result of other factors, which may affect the market value of your securities.  Furthermore, the return on your securities is not linked to any other formula or measure that could be employed to monetize changes in the market’s expectation of future inflation and you will not benefit from any results determined on the basis of any such alternative measure.

The inflation indices are designed to produce, but are not guaranteed to deliver, a 1 point change in the levels of the inflation indices for every 0.01% change in the market’s expectation of future inflation

The inflation indices are adjusted for modified duration so as to produce a 1 point increase in the level of the inflation indices for every 0.01% increase (in the case of the long inflation index) or decrease (in the case of the short inflation index) in the market’s expectation of future inflation, or a 1 point decrease in the level of the inflation indices for every 0.01% decrease (in the case of the long inflation index) or increase (in the case of the short inflation index) in the market’s expectation of future inflation.  However, for the reasons described below, there is no guarantee that the levels of the inflation indices will increase or decrease, as applicable, by 1 point for every 0.01% change in the market’s expectation of future inflation.  Accordingly, the levels of the inflation indices could change by less than 1 point (with an associated gain or loss, as applicable, of less than $0.10 per security) for every 0.01% change in the market’s expectation of future inflation, or more than 1 point (with an associated gain or loss, as applicable, of more than $0.10 per security) for every 0.01 % change in the market’s expectation of future inflation.  Several factors would account for this mismatch, including the following:

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The strategy of the inflation indices may not be successful in measuring the market’s expectation of future inflation and changes in the levels of the inflation indices may be the result of factors other than the market’s expectation of future inflation.

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Market prices for Treasury Bond Futures may not capture precisely the underlying changes in the yields of the particular U.S. Treasury bonds underlying such Treasury Bond Futures. The inflation indices’ strategy of obtaining exposure to the yields of U.S. Treasury bonds through a notional investment in Treasury Bond Futures is premised on the historical pattern that the price of a Treasury Bond Futures on any day generally tracks the price of the particular U.S. Treasury bond underlying such Treasury Bond Futures that is “cheapest to deliver” on such day.  However, certain market factors could prevent the price of such Treasury Bond Futures from capturing precisely the changes in the yield of the cheapest-to-deliver Treasury bond underlying such Treasury Bond Futures.  For example, while certain market participants engage in arbitrage activities that help cause the prices of Treasury Bond Futures to reflect the prices of the cheapest-to-deliver Treasury bonds underlying such futures contracts, such activities do not always have such effect, in part due to the transaction and replication costs that such arbitrage activities can entail.

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The adjusted-duration methodology employed to calculate the inflation indices relies on the concept of modified duration, which has certain limitations in describing the relationship between the prices of U.S. Treasury bonds and TIPS, and market yields. As explained in more detail under “The Indices—Modified Duration”, modified duration provides a general indication of the expected change in the price of a bond in response to a given change in market yields.  For example, a modified duration of 8 implies that if market yields were to increase by 0.01%, one would expect a 0.08% decrease in the price of such bond.  However, modified duration serves only as an approximation of the expected percentage change in the price of a bond in response to a corresponding change in market yields, because it is calculated on the basis of a ratio between the change in a bond’s price and a single basis point’s change in market yields, and assumes that the relationship between a bond’s price and market yields is “linear.”  However, the relationship between a bond’s price and yields tends to be “convex”, meaning that a bond’s price is not likely to change linearly for each change in market yields; rather, it will change over some curved function of market yields. For example, while a 0.01% increase in market yields may result in a 0.08% decrease in a bond’s price (as in the example above), a more significant change in yields, such as a yield increase of 1.0%, may result in a decrease less than 8.0% in the bond’s price.  Because modified duration is an approximation that tends to be less predictive with greater changes in yields and because the modified duration adjustment is made only on each monthly rebalancing date, the inflation indices do not guarantee a 1 point change in the levels of the inflation indices for every 0.01% change in the market’s expectation of future inflation.

•
To extract the market’s expectation of inflation inherent in the nominal yield on U.S. Treasury bonds by offsetting the nominal yields of U.S. Treasury bonds against the real yields on TIPS, each inflation index must have approximately equal exposure to changes in the real yields on TIPS and changes in nominal yields on U.S. Treasury bonds.  Accordingly each inflation index is rebalanced monthly on the last business day of each month (the “rebalancing date”). On the rebalancing date, the notional position in each of the short UST bond futures indices, in the case of the long inflation index, and the notional position in each of the long UST bond futures indices, in the case of the short inflation index, is adjusted such that the dollar value sensitivity of the relevant maturity bracket of Treasury Bond Futures to changes in nominal yields of the cheapest-to-deliver U.S. Treasury bonds underlying such Treasury Bond Futures is equal to the dollar value sensitivity of the Underlying TIPS (as defined in “The Indices—the TIPS Indices”) with the corresponding term to maturity to changes in real yields of such Underlying TIPS.  Using this methodology, the impact of changes in the real interest rates on the notional position of TIPS (long or short) is expected to be offset by the impact on the corresponding notional position in Treasury Bond Futures (short or long, respectively).  However, on any business day between two monthly rebalancing dates, the inflation indices’ exposure to changes in the real yields on TIPS and changes in nominal yields on U.S. Treasury bonds may not perfectly offset each other, and accordingly the inflation indices may not accurately capture changes in the market’s expectation of future inflation.

The applicable inflation index return has an “additive” as opposed to “multiplicative” effect on the value of the securities

The applicable inflation index return, defined as the applicable closing level minus the applicable monthly initial level, measures returns in the applicable inflation index in points as opposed to percentages.  In calculating the repurchase value of the securities on a business day, the effect of the applicable inflation index return on the value of the securities is produced by adding the dollar amount that results from multiplying the applicable inflation index return by the index multiplier to the then current principal amount of the securities.  This method of calculating the value of the securities is different from the calculation of the value of other comparable securities in which the percentage return of the applicable index is multiplied to the then current principal amount of the securities to produce a gain or loss in a dollar amount.  This “additive” as opposed to “multiplicative” method of calculating the value of the securities has the effect of isolating the gain or loss resulting from the changes in the level of the applicable inflation index from the variation of the then current principal amount of the securities.  This means that such gain or loss will not be magnified by a large then current principal amount nor minimized by a small then current principal amount.

As a result of the index multiplier, changes in the value of your securities do not track the percentage changes in the level of the applicable inflation index

An index multiplier is applied to the calculation of the value of the securities.  The effect of the index multiplier is to produce $0.10 gain or loss in the value of the securities for each 1 point increase or decrease in the level of the applicable inflation index.  Thus, for example, the gain to the value of the securities would be the same whether the applicable inflation index were to increase from 100 to 101 (representing a 1% move in the applicable inflation index) or to increase from 1,000 to 1,001 (representing a 0.1% move in the applicable inflation index).  As a result, the value of the securities will not increase or decrease at the same rate as would a comparable security linked to the percentage increase or decrease in the applicable indices.

Any payment on the securities is subject to our ability to pay our obligations as they become due

The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

We may repurchase the securities at any time

We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event. As a result, you may not be able to hold the securities for the time period you originally anticipated and may not be able to find an alternative investment with similar risk-return characteristics. Therefore, you should consider your investment horizon as well as your potential trading costs when evaluating an investment in the securities and you should regularly monitor your holdings of the securities to ensure that they remain consistent with your investment strategies. If we elect to redeem the securities, you will be entitled to receive only the applicable repurchase value of your securities. Depending on the performance of the applicable indices during the term of the securities, the applicable repurchase value may be below the initial offering price and may be below the current principal amount at such time.

Your securities could be accelerated in which case you would lose your entire investment before the scheduled maturity of the securities

Because the current principal amount is reset each month, negative monthly performances will be reflected in the current principal amount each month rather than only upon repurchase or at maturity. If there are severe or repeated negative monthly performances during the term of the securities, the repurchase value on any trading day could be reduced to zero. If this occurs, the securities will be automatically accelerated for an amount equal to the zero repurchase value and you will lose your entire investment.

There are restrictions on the minimum number of securities you may offer to Deutsche Bank for repurchase

You must offer at least 50,000 securities from a single offering to Deutsche Bank for repurchase at one time on any repurchase date and multiples of 25,000 securities in excess thereof. The minimum repurchase amount of 50,000 securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause Deutsche Bank to repurchase your securities. For the purpose of satisfying the minimum repurchase amount, you cannot combine securities from separate offerings. See “Specific Terms of the Securities – Repurchase Procedures” for more information.

If you wish to offer more than 50,000 securities for repurchase by Deutsche Bank, you must do so in increments of 25,000 securities. For example, if you hold 85,000 securities from one offering, you may offer 50,000 or 75,000 securities for repurchase. However, you may not individually offer the entire amount of your holdings because 85,000 is not an integral multiple of 25,000. If you choose to offer 75,000 securities for repurchase, you will not be able to offer your remaining 10,000 securities for repurchase.

The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the securities at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

A fee of up to $0.50 per security may be charged upon a repurchase at your option

DBSI may charge a fee of up to $0.075 per security upon a repurchase at your option; provided that if you offer in excess of 500,000 from a single offering to DBSI for repurchase on any day, the fee DBSI may charge you may be up to $0.50 for each security that is repurchased on such day. The imposition of this fee will mean that you will not receive the full amount of the repurchase value, if any, upon such a repurchase.

You may not be able to offer your securities for repurchase because there may be less than 50,000 securities outstanding at any time

On the initial settlement date, 80,000 securities of each offering will be issued, all of which may be held initially by one of our affiliates. 50,000 securities is the minimum number of securities required to make an offer to us for the repurchase of your securities. Accordingly, unless and until DBSI sells at least 50,000 securities of a single offering, no holder of securities of that offering will be able to offer its securities for repurchase. Further, even if we issue securities in excess of the initial 80,000 securities for a particular offering, the number of securities outstanding at any one time may be less than 50,000 due to prior repurchases of securities by us.

The market value of the securities may be influenced by many unpredictable factors

The market value of your securities may fluctuate between the date you purchase them and the applicable valuation date or the final valuation date. You may also sustain a significant loss if you sell the securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the securities. We expect that, generally, the level of the relevant inflation index and the market’s expectation of future U.S. inflation will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include:

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the value of the TBill index, which will in turn be affected by, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve Board; inflation and expectations concerning inflation; credit ratings accorded to U.S. government obligations; and supply and demand for Treasury bills;

•	the volatility of the relevant inflation index and TBill index;

•	interest rates and yields in the market generally, and the volatility of those rates;

•	a variety of economic, financial, political, regulatory or judicial events that affect consumer prices generally;

•	fluctuations in the prices of various consumer goods and energy resources;

•	the time remaining to the maturity of the securities;

•	supply and demand for the securities, including inventory positions with any market maker;

•	economic, financial, political, regulatory or judicial events that affect the levels of the relevant inflation index and TBill index;

•	the prevailing rate of interest; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your securities may offset or amplify the effect of another factor.

Changes in the CPI may affect the TIPS underlying the TIPS indices in unpredictable ways, and the manner in which the Bureau of Labor Statistics calculates the CPI may change in the future

The level of each inflation index will be affected, in part, by the CPI.  It is not possible to predict future changes in the CPI, and any such changes could affect the TIPS underlying the TIPS indices and, consequently, the inflation indices.  The CPI is calculated by the Bureau of Labor Statistics (the “BLS”). There can be no assurance that the BLS will not change the method by which it calculates the CPI in a way that could change the level of the CPI and, consequently, the levels of the TIPS indices. Additionally, if the CPI is discontinued or substantially altered, a successor index may be employed to calculate the principal amount of the TIPS underlying the TIPS indices, and that substitution may adversely affect the inflation indices.

Historical levels of the indices should not be taken as an indication of the future performance of the indices during the term of the securities

The actual performance of the indices over each month during the term of the securities, as well as the amount payable at maturity or upon earlier repurchase by Deutsche Bank, may bear little relation to the historical and retrospective calculations of the indices. Publication of the inflation indices began on July 25, 2011, and publication of the TBill index began on February 27, 2008. Therefore the inflation indices and TBill index have very limited actual performance history.  Any levels of the inflation indices and TBill index corresponding to dates prior to July 25, 2011 and February 27, 2008, respectively, were retrospectively calculated.

Your return will not reflect the return on a direct investment in the TIPS and Treasury Bond Futures underlying the components of the inflation indices

The return on your securities will not match the return you would have received had you invested directly in TIPS and Treasury Bond Futures. In particular, an investment in the securities is subject to the investor fee which reduces the amount of your return at maturity or upon repurchase of the securities by Deutsche Bank and the monthly reset of the current principal amount.

There are certain built-in costs in the inflation indices resulting from the notional rolling of the Underlying TIPS and the Treasury Bond Futures

Each of the TIPS indices and the UST bond futures indices involves rolling notional positions in particular bonds or futures contracts in accordance with rules-based methodologies that take into account the costs of rolling those positions.  In the case of the TIPS indices, because notional purchases of TIPS are made at the higher ask price, while notional sales of TIPS are made at the lower bid price, the bid/ask spread represents a cost that reduces the level of the TIPS indices.  In the case of the UST bond futures indices, a rolling cost of 1/2 to 2 ticks per underlying futures contract rolled into (depending on the term of the underlying U.S. Treasury bond) is deducted over the rolling period.  The cost of one tick is $31.25 per $100,000 notional futures contract. The deduction of such rolling cost will have the effect of reducing the levels of the TIPS indices and the UST bond futures indices, and consequently the levels of the inflation indices and the value of your securities.

The securities are subject to mandatory split and reverse split, which will have the effect of increasing or decreasing an investor’s exposure to the applicable inflation index, as applicable

If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Upon a mandatory split or a mandatory reverse split, we will adjust the terms of the securities (other than the index multiplier) accordingly. The index multiplier is always 0.10 per security and will not be adjusted in the case of a mandatory split or reverse split. Because the index multiplier remains unchanged after a mandatory split or reverse split, a mandatory split has the effect of increasing an investor’s exposure to the applicable inflation index on a 2 for 1 basis relative to the exposure immediately prior to the mandatory split, and a mandatory reverse split has the effect of decreasing an investor’s exposure to the applicable inflation index on a 1 for 2 basis relative to the exposure immediately prior to the mandatory reverse split. See “Valuation of the Securities - Mandatory Split and Reverse Split of the Securities”.

For example, before a mandatory reverse split, each $50 investment in the securities made on the inception date will increase by $0.10 for every 1 point increase in the applicable inflation index and will decrease by $0.10 for every 1 point decrease in the applicable inflation index. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Because the index multiplier remains constant at 0.10 per security and the number of securities you own is divided by 2, following the reverse split each $50 investment in the securities made on the inception date will increase by only $0.05 for every 1 point increase in the applicable inflation index and will decrease by only $0.05 for every 1 point decrease in the applicable inflation index. Therefore, after a mandatory reverse split, even if the level of the applicable inflation index were to increase and return to its level at the time of your original investment, the value of your investment will be less than its original value of $50 (ignoring the effects of the TBill index and the investor fee).

If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. Because the index multiplier remains constant at 0.10 per security and the number of securities you own is multiplied by 2, following the split each $50 investment in the securities made on the inception date will increase by $0.20 for every 1 point increase in the applicable inflation index and will decrease by $0.20 for every 1 point decrease in the applicable inflation index. Therefore, after a mandatory split, if the level of the applicable inflation index were to decrease and return to its level at the time of your original investment, the value of your investment will be less than its original value of $50 (ignoring the effects of the TBill index and the investor fee).

The securities may not be a suitable investment for you

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the levels of the indices; you seek a guaranteed return of principal; you believe the applicable indices will decrease or not increase sufficiently to offset the impact of the investor fee during the term of the securities; you seek an investment like TIPS that is linked to the CPI and protects interest and principal payments from the effects of current inflation; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in our credit ratings may affect the market value of your securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your securities. However, because the return on your securities is dependent upon certain factors in addition to our ability to pay our obligations on your securities, an improvement in our credit ratings will not reduce the other investment risks related to your securities or increase the market value of your securities.

You will not receive interest payments on the securities or have rights in the TIPS and Treasury Bond Futures underlying the TIPS indices and UST bond futures indices, respectively, or the components of the TBill index

You will not receive any periodic interest payments on the securities. As an owner of the securities, you will not have rights that investors in TIPS, Treasury Bond Futures or the components of the TBill index may have. You will receive cash for your securities, if any, and you will have no right to receive delivery of any TIPS, Treasury Bond Futures or components of the TBill index.

There may not be an active trading market in the securities; sales in the secondary market may result in significant losses

Although the securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for your securities may not develop and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities. In addition, you may be unable to exercise the repurchase option if there is not enough liquidity in the securities to allow you to purchase additional securities to meet the requirement of holding a minimum of 50,000 securities in order to make an offer to us for the repurchase of your securities.

Suspension or disruptions of market trading in futures contracts may adversely affect the value of your securities

Futures markets may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, futures markets may have regulations that limit the bid-offer spread of futures contracts or the amount of fluctuation in some futures contract prices that may occur during a single business day or trading session. These limits may preclude trading in a particular contract or force the liquidation of contracts at potentially disadvantageous times or prices. We have no control over the imposition or removal of such limits. These circumstances could affect the value of the UST bond futures indices and inflation indices and, therefore, could adversely affect the value of your securities.

Postponement of a valuation date may result in a reduced amount payable at maturity or upon earlier repurchase

As the payment at maturity or upon earlier repurchase is a function of, among other things, the applicable inflation index return and TBill index return on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable inflation index return and TBill index return and, accordingly, decrease the payment you receive at maturity or upon earlier repurchase.

Concentration risks associated with the inflation indices may adversely affect the value of your securities

Each inflation index seeks to measure the combined performance of a notional position in TIPS and corresponding notional positions in Treasury Bond Futures and thus is less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other indices may be more diversified than the inflation indices in terms of both the number and variety of TIPS and futures contracts on bonds. You will not benefit, with respect to the securities, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

Trading by Deutsche Bank and other transactions by Deutsche Bank and/or its affiliates in instruments linked to the indices or their components may impair the market value of the securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we expect to enter into transactions to hedge our obligations under the securities. Such transactions may involve purchases or sales of the TIPS and Treasury Bond Futures underlying the TIPS indices and UST bond futures indices, respectively, options on the inflation indices, or other derivative instruments with returns linked to the performance of the inflation indices, TIPS indices, UST bond futures indices or TBill index, or their components, and we may adjust our hedge positions by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the TIPS underlying the TIPS indices, the Treasury Bond Futures underlying the UST bond futures indices, the inflation indices and the levels of the indices and, therefore, the market value of the securities. Separately, you should understand that it is possible that our hedging activities could produce substantial returns for us even though the market value of the securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the securities.

With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

Any of the foregoing activities described above may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

The liquidity of the market for the securities may vary materially over time

As stated on the cover of this pricing supplement, we sold a small portion of the securities on the inception date, and additional securities will be offered and sold from time to time through Deutsche Bank Securities Inc. (“DBSI”), acting as our agent. Also, the number of securities outstanding could be reduced at any time due to repurchases of the securities by Deutsche Bank as described in this pricing supplement. Accordingly, the liquidity of the market for the securities could vary materially over the term of the securities. While you may elect to offer your securities for repurchase by Deutsche Bank prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least 50,000 securities per offering or an integral multiple of 25,000 securities in excess thereof to Deutsche Bank at one time for repurchase on any repurchase date.

We or our affiliates may have economic interests adverse to those of the holders of the securities

Deutsche Bank and other affiliates of ours expect to engage in trading activities related to the components of the indices, including trading in TIPS and in derivative instruments with returns linked to the performance of the components of the indices, for their accounts and for other accounts under their management. Deutsche Bank and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the levels of the indices and, accordingly, could adversely affect the value of the securities and the amount payable to you at maturity.

The business activities of DBSI may create conflicts of interest

DBSI and its affiliates expect to engage in trading activities related to the components of the indices, including trading in TIPS and in derivative instruments with returns linked to the performance of the components of the indices. Such trading activities may not be for the account of holders of the securities or on their behalf and may present a conflict between the holders’ interest in the securities and the interests that DBSI and its affiliates will have in their proprietary accounts, in facilitating transactions, including futures, options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the levels of the indices, could be adverse to the interests of the holders of the securities. Moreover, DBSI has published and in the future expects to publish research reports and trading advice with respect to some or all of the components of the indices. This research and trading advice is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. The research and trading advice should not be viewed as a recommendation or endorsement of the securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by DBSI or its affiliates may affect the market price of the components of the inflation indices and the levels of the indices and, therefore, the market value of the securities. With respect to any of the activities described above, neither DBSI nor its affiliates have any obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

The index sponsor may discontinue the indices and public disclosure of information relating to an index may change over time

The index sponsor is under no obligation to continue to compile and publish the indices and is not required to compile and publish any successor index if any index is discontinued. If the index sponsor discontinues or suspends the compilation or publication of an index, it may become difficult to determine the current principal amount, the market value of the securities or the amount payable at maturity or upon earlier repurchase by Deutsche Bank. Initially, Deutsche Bank AG, London Branch will serve as the calculation agent for the securities (the “calculation agent”). In the event the index sponsor discontinues or suspends the compilation or publication of an index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by Deutsche Bank). If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued index exists, the amount you will be entitled to receive at maturity or upon repurchase by Deutsche Bank will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities – Discontinuation or Modification of the Indices” in this pricing supplement.

The policies of the index sponsor and any changes thereto that affect the composition and valuation of an index could affect the amount payable on your securities and their market value

The policies of the index sponsor concerning the calculation of the level of an index, additions, deletions or substitutions of the components in the indices and the manner in which changes affecting an index are reflected could affect the level of such index and, therefore, the current principal amount, the amount payable on your securities at maturity or upon repurchase by Deutsche Bank and the market value of your securities prior to maturity.

The index sponsor may modify the methodology for determining the composition and weighting of an index, or for calculating the level of an index. The index sponsor may also discontinue or suspend compilation or publication of an index, in which case it may become difficult to determine the market value of such index. Any such changes could adversely affect the value of your securities.

If events such as these occur, or if the level of an index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Discontinuation or Modification of the Indices” and “– Role of Calculation Agent.”

There are potential conflicts of interest between you and the calculation agent

We will serve as the calculation agent. The calculation agent will, among other things, determine the amount you will be entitled to receive for your securities at maturity or upon repurchase by Deutsche Bank. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

If the index sponsor were to discontinue or suspend compilation or publication of an index and the index sponsor does not appoint another entity to calculate and publish such index, it may become difficult to determine the level of such index. If events such as these occur, or if the level of an index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a market disruption event has occurred or exists on a valuation date or the final valuation date, the calculation agent can postpone the determination of the relevant index returns for each offering of securities, the maturity date or a repurchase date

The determination of the relevant index returns for each offering of securities on a monthly valuation date, valuation date or final valuation date, may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such valuation date. In case of such postponement, the corresponding repurchase date or the maturity date could be postponed accordingly.

If postponement of the determination of index returns for a valuation date or the final valuation date due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption, up to five scheduled trading days. If a market disruption event causes the postponement of the determination of index returns for a valuation date or the final valuation date for more than five scheduled trading days, the levels of the relevant indices for the relevant repurchase date or the maturity date, as applicable, will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which it considers commercially reasonable under the circumstances. See “Specific Terms of the Securities – Market Disruption Events.”

The U.S. federal income tax consequences of an investment in the securities are unclear

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE INDICES

We are offering two separate Exchange Traded Notes based on the performance of an underlying duration-adjusted excess return inflation index which we refer to, in each case, as the inflation index, which is designed to provide investors with exposure to United States inflation expectations as implied by the difference in yields between Treasury Inflation-Protected Securities (“TIPS”) and U.S. Treasury bonds, each as measured in the manner described below. For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank, that will be based on gain or loss of $0.10 per security for each 1 point increase or decrease, respectively, in the level of the inflation index plus the income accrued from a notional investment of the value of the ETNs, as determined on each monthly rebalancing date, at the rate of returns of the DB 3-Month T-Bill Index, which we refer to as the TBill index, less an investor fee.

For the Inflation ETNs, the inflation index is rebalanced each month so that it is expected, but not guaranteed, to increase 1 point for every 0.01% increase in market’s expectation of future inflation.

For the Deflation ETNs, the inflation index is rebalanced each month so that it is expected, but not guaranteed, to increase 1 point for every 0.01% decrease in market’s expectation of future inflation.

Each inflation index attempts to effectively isolate a particular exposure to the market’s expectation of future inflation from exposure to the real interest rates, which are both inherent in a position in U.S. Treasury bonds.  The long inflation index seeks to isolate a long exposure to the market’s expectation of future inflation by measuring the combined performance of a notional long position in a hypothetical portfolio of 5-year, 10-year and 30-year TIPS and corresponding notional short positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as such TIPS (“Treasury Bond Futures”). Similarly, the short inflation index seeks to isolate a short exposure to the market’s expectation of future inflation by measuring the combined performance of a notional short position in a hypothetical portfolio of 5-year, 10-year and 30-year TIPS and corresponding notional long positions in Treasury Bond Futures. We refer to the long inflation index and the short inflation index together as the inflation indices and each as an inflation index.  The TBill index is intended to approximate the returns from investing in three-month United States Treasury bills on a rolling basis as described below under “The TBill Index.”

This description of the inflation indices, the TIPS indices, the UST bond futures indices, the LIBOR index and the TBill index is only a summary of the objectives and methodologies of the respective indices. It is not meant to be a comprehensive description of how to calculate the levels of the respective indices under all circumstances.

Background

Treasury Bond Futures

Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Treasury Bond Futures are futures contracts traded on CME Globex (“CME”) that have a notional principal of $100,000 and require the delivery of U.S. Treasury bonds with specified terms to maturity.  For 5-Year Treasury Bond Futures, the U.S. Treasury bonds required to be delivered must have an original term to maturity of not more than 5 years and 3 months and a remaining term to maturity of not less than 4 years and 2 months from the first day of the delivery month.  For 10-Year Treasury Bond Futures, the U.S. Treasury bonds required to be delivered must have a remaining term to maturity of not less than 6 years and 6 months but not more than 10 years from the first day of the delivery month.  For Ultra Treasury Bond Futures, the U.S. Treasury bonds required to be delivered must have a remaining term to maturity of not less than 25 years from the first day of the delivery month.

Treasury Bond Futures permit satisfaction of the delivery obligation by delivery of any U.S. Treasury bonds that meet the maturity specifications mentioned above identified on a CME-published list of deliverable bonds in respect of a delivery month. The deliverable U.S. Treasury bonds for a particular Treasury Bond Futures contract may feature different coupons and maturities and consequently also different prices. At any given time, certain deliverable U.S. Treasury bonds will be more economical to acquire and deliver than others, which are commonly referred to as the “cheapest to deliver.” The price for Treasury Bond Futures on any day generally tracks the price of the particular U.S. Treasury bonds that are “cheapest to deliver” on such day.

TIPS

TIPS are marketable debt securities issued by the U.S. Treasury Department the principal of which is adjusted for inflation, as measured by changes in the Consumer Price Index for All Urban Consumers (CPI-U): U. S. City Average, by expenditure category and commodity and service group (not seasonally adjusted) (the “CPI”) published monthly by the U.S. Bureau of Labor Statistics. With inflation, represented by an increase in the CPI, the TIPS’ principal increases and with deflation, represented by a decrease in the CPI, the TIPS’ principal decreases.  Adjustments to principal are made daily based on linear interpolation between the CPI for the third preceding calendar month and the CPI for the second preceding calendar month.

The relationship between TIPS and the CPI affects both the sum paid at maturity and the amount of each semi-annual coupon that TIPS pay to a holder. TIPS pay coupons based on a fixed rate determined at auction and the then current adjusted principal, which may be above the principal at issuance due to inflation or below the principal at issuance due to deflation.  Because the rate is applied to the adjusted principal, coupon payments can vary in amount from one period to the next. If inflation occurs, the amount of the coupon payment increases. In the event of deflation, the amount of the coupon payment decreases. This guaranteed rate of return after inflation is often called the “real yield,” and is one component of the nominal yield paid on a regular U.S. Treasury bond. At maturity of a TIPS, a holder receives the greater of the adjusted principal and the original principal. TIPS are issued in terms of 5, 10 and 30 years and are sold in increments of $100.

Implied Inflation Expectation

At issuance, a U.S. Treasury bond’s coupon rate, which is often called “nominal yield,” includes two components: the real rate of interest and the inflation compensation over the maturity horizon of the note.  A U.S. Treasury bond’s market price is inversely related to its yield to maturity. The yield to maturity of a U.S. Treasury bond is the internal rate of return that causes the sum of the present values of the expected future cash flows of the U.S. Treasury bond, including coupon and principal payments, to equal the U.S. Treasury bond’s current purchase price. Therefore, the yield to maturity of outstanding U.S. Treasury bonds is generally expected to move in the same direction as real interest rates.  When real interest rates decrease, the price of outstanding U.S. Treasury bonds is expected to increase and when real interest rates increase, the price of outstanding U.S. Treasury bonds is expected to decrease.  In addition, because a U.S. Treasury bond’s principal and coupon are fixed, a holder is exposed to inflation risk.  In addition to receiving the real rate of interest paid on such U.S. Treasury bonds, holders of U.S. Treasury bonds must be compensated for this inflation risk, which generally reflects the market’s expectations of future inflation.  All else being equal, when the market’s expectations of future inflation decrease, the price of outstanding U.S. Treasury bonds is expected to increase and when the market’s expectations of future inflation increase, the price of outstanding U.S. Treasury bonds is expected to decrease.

For TIPS, the coupon and principal payments are adjusted to rise and fall with the corresponding changes in the CPI; so the “real yield” of TIPS includes only the real rate of interest.  Generally, TIPS’ market price is inversely related to real interest rates.  When real interest rates decrease, the price of outstanding TIPS is expected to increase and when real interest rates increase, the price of outstanding TIPS is expected to decrease.

Comparing the yields between TIPS and conventional U.S. Treasury bonds can provide a useful measure of the market’s expectation of future inflation. The difference, roughly speaking, between the nominal yield on U.S. Treasury bonds and the real yield on TIPS reflects the component in the nominal yield on U.S. Treasury bonds that represents the market’s inflation expectations over that maturity horizon.  This difference may be tracked by first comparing changes in the prices of U.S. Treasury bonds and TIPS and then converting those price differences to the yield difference between the nominal yield on U.S. Treasury bonds and the real yield on TIPS, by using an adjusted duration methodology that seeks to eliminate the impact of changes in “modified duration.”  As explained more fully below, modified duration measures bond price sensitivity in response to changes in yield.  Because modified duration increases with bond price volatility, the effect of the modified duration adjustment is to offset changes in bond prices that are due to changes in bond price volatility rather than due to changes in yield.  If the price of U.S. Treasury bonds decreases due solely to increases in real interest rates, then the price of TIPS with equivalent terms to maturity are generally expected to decrease in the same proportion.  However, because the price of U.S. Treasury bonds, but not TIPS, may also be affected by changes in the market’s expectation of inflation, the comparison of the prices of U.S. Treasury bonds and TIPS, after being adjusted by modified duration, is expected to isolate the changes in the market’s expectation of future inflation.

Modified Duration

“Modified duration” is the expected percentage change, or sensitivity, in a bond's price for a given basis point change in market yields. In general, as yields increase, bond prices decrease; as yields decrease, bond prices increase. Modified duration approximates the expected percentage change in the price of the bond for a basis point change in market yields through the following formula:

Modified Duration	=	Percentage Change in Bond Price
100		Basis Point Change in Yield

For example, a 30-year bond with a modified duration of 20 implies that if market yields were to increase by 0.01% or 1 basis point, one would expect a 0.20% decrease in the price of the bond. Modified duration, therefore, provides a useful indication of the price volatility of TIPS and U.S. Treasury bonds. In addition, the inflation index methodology uses the modified duration of a “cheapest-to-deliver” bond underlying a particular Treasury Bond Futures as a proxy for the expected change in price of that Treasury Bond Futures for a given change in the “cheapest to deliver” bond yield.

A longer-maturity note or bond will generally tend to demonstrate greater price sensitivity to changes in yields than a shorter-maturity note or bond with the same coupon rate, since the implications of yield movements are felt over longer periods of time. Therefore, the modified duration of notes or bonds with longer maturities (such as 10-year U.S. Treasury notes or 20-year U.S. Treasury bonds) will generally exceed the modified duration of notes or bonds with shorter maturities (such as 2-year or 5-year U.S. Treasury notes). However, modified duration serves only as an approximation of the expected change in the price of a bond in response to a corresponding change in yields, and its accuracy and reliability decrease as the relevant change in yields increases.

The sensitivity of a portfolio of bonds to changes in market yields can also be important. The modified duration of a portfolio of bonds equals the weighted average of the modified duration of the bonds in the portfolio, with the weighting based on the market values of each bond in the portfolio. The modified duration of a portfolio can be used to infer how the value of the portfolio would change in response to changes in market yields.

The sensitivity of bond prices to changes in yields can also be measured in dollar terms.  “Dollar value sensitivity” or “dollar duration” is the price change in dollars for one basis point change in yield and is calculated by multiplying the relevant bond price by its modified duration.  The inflation indices use dollar value sensitivity when rebalancing the notional exposure to the Treasury Bond Futures on each rebalancing date.

The Inflation Indices

The inflation indices aim to track changes in the market’s expectations of future inflation implied by the difference in yields between TIPS and U.S. Treasury bonds with approximately equivalent terms to maturity. A combination of offsetting short and long notional positions in TIPS and Treasury Bond Futures is one way in which this expectation of future inflation may be measured. If the market’s expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market’s expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market’s expectation that future inflation will increase, the Inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market’s expectation that future inflation will decrease, the Deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity.

The long inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in its level for every 0.01% increase in the market’s expectation of future inflation, measured by the duration-adjusted combined performance of (i) a notional long position in a hypothetical, weighted portfolio of 5-year, 10-year and 30-year TIPS, as represented by the DBIQ Long On-The-Run TIPS Index (the “long TIPS index”), and (ii)

notional short positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as the TIPS, as represented by positions in the DBIQ Short 5-Year UST Bond Futures Index, the DBIQ Short 10-Year UST Bond Futures Index and the DBIQ Short Ultra UST Bond Futures Index (each, a “short UST bond futures index” and together, “short UST bond futures indices”).

The short inflation index is designed to produce, but is not guaranteed to deliver, a 1 point increase in its level for every 0.01% decrease in the market’s expectation of future inflation, measured by the duration-adjusted combined performance of (i) a notional short position in a hypothetical, weighted portfolio of 5-year, 10-year and 30-year TIPS, as represented by the DBIQ Short On-The-Run TIPS Index (the “short TIPS index”), and (ii) notional long positions in futures contracts on U.S. Treasury bonds with approximately equivalent terms to maturity as the TIPS, as represented by positions in the DBIQ Long 5-Year UST Bond Futures Index, the DBIQ Long 10-Year UST Bond Futures Index and the DBIQ Long Ultra UST Bond Futures Index (each, a “long UST bond futures index,” together the “long UST bond futures indices”).

We refer to the short TIPS index together with the long TIPS index as the “TIPS indices” and the long UST bond futures indices together with the short UST bond futures indices as the “UST bond futures indices.”

Methodology

The inflation indices do not reflect actual cash investments in the TIPS indices or the UST bond futures indices. The discussion below regarding the investment of index proceeds in the TIPS indices and the UST bond futures indices refers to hypothetical investments in such indices, which hypothetical investments are used to determine the inflation index levels and for the purpose of explaining the methodology underlying the inflation indices.

To extract the market’s expectation of inflation inherent in the nominal yield on U.S. Treasury bonds by offsetting the nominal yields of U.S. Treasury bonds against the real yields on TIPS, each inflation index must have approximately equal exposure to changes in the real yields on TIPS and changes in nominal yields on U.S. Treasury bonds.  Accordingly, each inflation index is rebalanced monthly on the last business day of each month (the “rebalancing date”). On the rebalancing date, the notional position in each of the short UST bond futures indices, in the case of the long inflation index, and the notional position in each of the long UST bond futures indices, in the case of the short inflation index, is adjusted such that the dollar value sensitivity of the relevant maturity bracket of Treasury Bond Futures to changes in nominal yields of the cheapest-to-deliver U.S. Treasury bonds for such Treasury Bond Futures is equal to the dollar value sensitivity of the Underlying TIPS (as defined below) with the corresponding term to maturity to changes in real yields of such Underlying TIPS.  Using this methodology, the impact of changes in the real interest rates on the notional position of TIPS (long or short) is expected to be offset by the impact on the corresponding notional position in Treasury Bond Futures (short or long, respectively).

The inflation indices are calculated on an excess-return basis.  Accordingly, the long inflation index reflects the combined return of the relevant notional positions after deducting 3-Month LIBOR (the filtered average of rates charged by banks for unsecured, 90-day loans to other banks), and the short inflation index reflects the combined return of the relevant notional positions after adding the return on the notional short position at the risk-free rate, as represented by the returns from investing in 3-Month U.S. Treasury bills.  To calculate the long inflation index on an excess-return basis, the return of the LIBOR index (as defined below) from the beginning of the relevant month to the index business day on which the long inflation index is calculated is subtracted from the combined return of the long TIPS index and the short UST bond futures indices over the same period. To calculate the short inflation index on an excess-return basis, the return of the TBill index from the beginning of the relevant month to the index business day on which the short inflation index is calculated is added to the combined return of the short TIPS index and the long UST bond futures indices over the same period.

The level of the long inflation index is calculated based on (i) the level of the long inflation index on the last monthly rebalancing date plus (ii) a fraction, the numerator of which is the combined return of a notional position in the long TIPS index and notional positions in the short UST bond futures indices calculated on an excess-return basis (as described above) and the denominator of which is the modified duration of the long TIPS index (based on the modified duration of each TIPS included in such index, weighted by its market value) divided by 100. The level of the short inflation index is calculated based on (i) the level of the short inflation index on the last monthly rebalancing date plus (ii) a fraction, the numerator of which is the combined return of a notional position in the short TIPS index and notional positions in the long UST bond futures indices calculated on an excess-return basis (as described above) and the denominator of which is the modified duration of the short TIPS index (based on the modified duration of each TIPS included in such index, weighted by its market value) divided by 100.

“Index business day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and on which the New York Stock Exchange, Inc. is open for general business.

The inflation indices have been calculated using a base date of October 29, 2004, which is the date on which index sponsor set the closing level for the long inflation index at 800 and the closing level for the short inflation index at 400.

The TIPS Indices

The TIPS indices aim to track the performance of a hypothetical, weighted portfolio of three on-the-run TIPS:  5-year, 10-year and 30-year TIPS (each “an Underlying TIPS,” and together the “Underlying TIPS”).  The notional position in each Underlying TIPS is reset monthly to reflect the total portfolio consisting of 40% notionally invested in 5-year TIPS, 50% in 10-year TIPS and 10% in 30-year TIPS (the “Target Composition”).  The long TIPS index seeks to measure the weighted average performance of the notional long positions in the Underlying TIPS.  The short TIPS index seeks to measure the weighted average performance of corresponding notional short positions in the Underlying TIPS.

Methodology

The TIPS indices do not reflect actual cash investments in TIPS. The discussion below regarding the investment of index proceeds in TIPS refers to a hypothetical investment in TIPS, which hypothetical investment is used to determine the TIPS index level and for the purpose of explaining the methodology underlying the TIPS indices.

Each TIPS index is rebalanced monthly on the last business day of each month (the “rebalancing date”). On the rebalancing date, the notional positions in the Underlying TIPS are reset to match the Target Composition.  Between each rebalancing date, coupon payments on the notional positions in the Underlying TIPS are kept in cash without interest and then are reinvested on the rebalancing date into the new Underlying TIPS at the then applicable ask price in accordance with the Target Composition.

The level of the long TIPS index is calculated based on (i) the combined return of the notional long positions in the Underlying TIPS using the then applicable mid-market prices of such Underlying TIPS plus (ii) the total amount of coupons received on the Underlying TIPS since the last rebalancing date. The level of the short TIPS index is calculated based on (i) the combined return of the notional short positions in the Underlying TIPS using the then applicable mid-market prices of such Underlying TIPS minus (ii) the total amount of coupons paid on the Underlying TIPS since the last rebalancing date.

Separately, whenever a new qualified TIPS is issued in the relevant maturity bracket for such Underlying TIPS, a rules-based approach is employed to replace, or roll, a current Underlying TIPS.  In order to qualify as a new Underlying TIPS, a TIPS must be issued by the United States Treasury, be a bullet issue the payment on which is linked to the CPI and have an outstanding notional amount of at least $1 billion. A new qualified TIPS will replace a current Underlying TIPS only if the new qualified TIPS has a maturity approximately equivalent to such Underlying TIPS.  If more than one new qualified TIPS exist for the relevant maturity bracket, the new qualified TIPS with years to maturity closest to 5 years, 10 years or 30 years, as applicable, will replace such Underlying TIPS.

The replacement of a current Underlying TIPS with a new qualified TIPS takes place over the period of one month, starting from the first business day in the month immediately following the issuance of the new qualified TIPS to and including the penultimate business day of the same month. In the case of the long TIPS index, on each business day a notional amount of the current Underlying TIPS is sold at the bid price and a notional amount of the new qualified TIPS of the same value is purchased at the ask price. In the case of the short TIPS index, on each business day a notional amount of the current Underlying TIPS is purchased at the ask price to close the short position and a notional amount of the new qualified TIPS of the same value is sold at the bid price to establish the new short position. Because the notional purchases are made at the higher ask price and the notional sales are made at the lower bid price, the bid/ask spread represents a cost that reduces the levels of the TIPS indices.  By the close of business on the last business day of the month, each TIPS index is fully invested in the new qualified TIPS.  An equal percentage of the notional position in the current Underlying TIPS is sold, in the case of the long TIPS index, and purchased, in the case of the short TIPS index, on each business day during the rolling period. In all instances, the bid, ask and mid-market price for each Underlying TIPS is defined as the applicable price of the securities as of 3 p.m. New York City time on the relevant business day as reported by Tradeweb Markets LLC; provided that the index sponsor may from time to time select other broadly accepted third-party market sources as the basis for determining such prices.

If, on any business day during such roll period, an event occurs that makes it impracticable to roll any current Underlying TIPS, the roll for that day will be postponed to the following business day on which no such event is occurring and any amount that was scheduled to roll on the disrupted day or days will be rolled at that day’s prices, together with any amount otherwise scheduled to be rolled on such day.

The TIPS indices reflect the cost of the spread between the bid and ask prices of the TIPS sold and purchased during a rolling period.  The spread is reflected during a rolling period for the long TIPS index as the current Underlying TIPS are sold at the then applicable bid price and the new qualified TIPS are purchased at the then applicable ask price.  Similarly, for the short TIPS index, the current Underlying TIPS are purchased at the then applicable ask price and the new qualified TIPS are sold at the then applicable bid price.

The TIPS indices are calculated using a base date of October 29, 2004, which is the date on which index sponsor set the closing level for each TIPS index at 100.

The UST Bond Futures Indices

The long UST bond futures indices each seek to measure the performance of a notional long position in particular Treasury Bond Futures.  The short UST bond futures indices each seek to measure the performance of a notional short position in the corresponding Treasury Bond Futures.  A long UST bond futures index and a short UST bond futures index is calculated separately for each of 5-Year Treasury Bond Futures, 10-Year Treasury Bond Futures and Ultra Treasury Bond Futures.

The level of the UST bond futures indices on any index business day generally tracks the closing price of the particular referenced Treasury Bond Futures. The closing price for each Treasury Bond Futures contract on an index business day is the price of such contract, expressed in U.S. dollars, at the regular close of the principal trading session on such day on CME, as published by CME for that index business day or, if in the determination of the index sponsor, a price is not available on such index business day (including by reason of there being an exchange holiday on such index business day), the price as published by CME for the immediately preceding index business day for which a price is available.

Methodology

The UST bond futures indices do not reflect actual cash investments in Treasury Bond Futures.  The discussion below regarding the investment of index proceeds in the Treasury Bond Futures contract refers to a hypothetical investment in such contract, which hypothetical investment is used to determine the UST bond futures index level and for the purpose of explaining the methodology underlying the UST bond futures indices.

As each underlying Treasury Bond Futures approaches maturity, a rules-based approach is employed to replace, or roll, the maturing underlying Treasury Bond Futures with futures contracts with a later maturity date.  This replacement takes place quarterly, over five consecutive business days ending on the business day immediately prior to the first delivery notice date of the expiring futures contract.  The first delivery notice date is the first date on which a person holding a position in an expiring futures contract may be notified that the contract will be settled by delivery of the underlying U.S. Treasury bond.  The index roll months are February, May, August and November.

To update the notional position in Treasury Bond Futures, each UST bond future index is rebalanced monthly on the last business day of each month (the “rebalancing date”). On the rebalancing date, the notional position in the relevant Treasury Bond Futures for each UST bond future index is reset by investing the value of the notional position in the relevant UST bond future index into the underlying Treasury Bond Futures for such index at the closing price of such Treasury Bond Futures on the rebalancing date.

During a rolling period for each long UST bond futures index, the expiring futures contract will be sold and the contract maturing in 3 months will be purchased. Similarly, for each short UST bond futures index, the expiring futures contract will be purchased and the contract maturing in 3 months will be sold.  For example, at the end of February, in the case of each long UST bond futures index, the futures contract expiring in March is sold (to close out the existing long position) and the futures contract expiring in June is purchased (to open a new long position), and, in the case of each short UST bond futures index, the futures contract expiring in March is purchased (to close out the existing short position) and the futures contract expiring in June is sold (to open a new short position).

The roll into the new contracts occurs over a period of five business days with 20% of the old contracts sold, in the case of each long UST bond futures index, and 20% of the old contracts purchased, in the case of each short UST bond futures index, each day.  Proceeds are notionally reinvested in new contracts on each business day in the rolling period.  By the close of the business day immediately prior to the first delivery notice date for an expiring futures contract, the entire position for each UST bond futures index has been shifted into the new futures contract. During the quarterly roll period, a rolling cost is deducted proportionately through the five day rolling period from each UST bond futures index as follows: 1/2 tick (1/64th) per 5-year Treasury Bond Futures contract, 1 tick (1/32nd) per 10-year Treasury Bond Futures contract and 2 ticks (2/32nds) per Ultra Treasury Bond Futures contract.  The cost of one tick is 1/32nd of one point per $100,000 notional futures contract, or $31.25, that is rolled into.

If, on any business day during such roll period, an event occurs that makes it impracticable to roll any Treasury Bond Futures contract, the roll for that day will be postponed to the following business day on which no such event is occurring and any amount that was scheduled to roll on the disrupted day or days will be rolled at that day’s prices, together with any amount otherwise scheduled to be rolled on such day.

The level of each long UST bond futures index is calculated based on the return of a notional long position in the relevant Treasury Bond Futures contract using the closing price of such futures contract minus any roll cost for such futures contract. The level of each short UST bond futures index is calculated based on the return of a notional short position in the relevant Treasury Bond Futures contract using the closing price of such futures contract minus any roll cost for such futures contract.

The UST bond futures indices are calculated on an excess return, or unfunded, basis and using a base date of August 29, 2003, which is the date on which index sponsor set the closing level for each UST bond futures index at 100.

Change in the Index Methodology

The index sponsor of the inflation indices, TIPS indices and UST bond futures indices (each a “DB index” and together the “DB indices”) employs the methodologies described above and its application of such methodologies shall be conclusive and binding. While the index sponsor currently employs the above described methodologies to calculate the DB indices, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting TIPS or Treasury Bond Futures) will not arise that would, in the view of the index sponsor, necessitate a modification of or change to such methodologies and in such circumstances the index sponsor may make any such modification or change as it determines appropriate. The index sponsor may also make modifications to the terms of the DB indices in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the DB indices. The index sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Intraday Levels and Closing Levels

In order to calculate the levels of the inflation indices, every 15 seconds the index sponsor polls Reuters page “0#USTIPS=TWEB” to determine the real time level of the relevant TIPS index and Reuters pages “.FV”, “.TY” and “.AUL” respectively to determine the real time level of the relevant UST bond futures indices; provided that the index sponsor may from time to time select other broadly accepted third-party market sources as the basis for determining the levels of the inflation indices. The index sponsor then applies a set of rules to these values to create the indicative levels of the inflation indices. These rules are consistent with the rules which the index sponsor applies at the end of each trading day to calculate the closing levels of the inflation indices.

The index sponsor publishes the closing levels of the inflation indices daily.

The intraday levels for the inflation indices are reported on the following Bloomberg pages:

•	long inflation index:	“INFLID <Index>”

•	short inflation index:	“DEFLID <Index>

The daily closing levels for the inflation indices are reported on the following Bloomberg pages:

•	long inflation index:	“DBLNLINF <Index>”

•	short inflation index:	“DBLNSINF <Index>”

Interruption of Calculation of a DB Index

Force majeure event

Calculation of a DB index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects such DB index. Upon the occurrence of any such force majeure event, the index sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of such DB index as it considers appropriate to determine any closing level on any such appropriate index business day; and/or

•	defer publication of the information relating to such DB index until the next index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to such DB index.

Index disruption event

Additionally, calculation of a DB index may be disrupted by an event that would require the index sponsor to calculate the closing level on an alternative basis. If such an index disruption event as described in the prior sentence occurs and continues for a period of five successive index business days, the index sponsor will, in its discretion:

•	continue to calculate the relevant closing level for a further period of five successive index business days, and

•
if such period extends beyond five successive index business days, elect to replace the DB index or make all necessary adjustments to the methodology and calculation of such DB index as it deems appropriate.

The LIBOR Index

The LIBOR index is intended to approximate the returns from investing at the 3-month LIBOR rate on a quarterly basis.

On any calendar day “d”, the closing level of the LIBOR index is equal to the LIBOR index closing level on the calendar day immediately preceding the quarterly LIBOR Value Date on or immediately preceding calendar day “d” multiplied by the sum of (i) one and (ii) the LIBOR accrual factor for calendar day “d”. Expressed as a formula, the closing level of the LIBOR index is equal to:

LRq × (1 + LAFd)

Where:

“LR” is the LIBOR index closing level on any calendar day;

“q” is the calendar day immediately preceding the quarterly LIBOR Value Date on or immediately preceding the relevant calendar day d;

“d” is the relevant calendar day; and

“LAFd ” is the LIBOR accrual factor for calendar day d.

For the purposes of this paragraph:

“LIBOR Fixing Date” means the penultimate index business day of each January, April, July and October;

“LIBOR Value Date” means the first index business day of each February, May, August and November; and

“LIBOR accrual factor” means, in respect of any calendar day, an amount calculated by the index sponsor in accordance with the following formula:

n/360 × LIBOR

where:

“n” is the number of calendar days during the period from (and including) the quarterly LIBOR Value Date on or immediately preceding the relevant calendar day “d” to (but excluding) the relevant calendar day “d”;

“LIBOR” means the closing three-month LIBOR rate appearing on Reuters page “LIBOR01” (or such page or service as may replace Reuters Page “LIBOR01” for the purposes of displaying three-month LIBOR rates) on the LIBOR Fixing Date immediately preceding the applicable quarterly LIBOR Value Date in respect of the relevant calendar day “d”; or if such rate is not published on such LIBOR Fixing Date, the closing three-month LIBOR rate last published prior to such LIBOR Fixing Date; and

“Base date” means October 29, 2004. On the base date the closing level of the LIBOR index was 199.95.

The TBill Index

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

On any index business day, the closing level of TBill index is equal to the TBill index closing level on the index business day immediately preceding such index business day multiplied by the product of (i) the sum of (a) one and (b) the T-bill accrual factor for such index business day and (ii) the sum of (a) one and (b) the T-bill accrual factor for such index business day raised to the power of the number of days which are not index business days during the period from (but excluding) the index business day immediately preceding such index business day to (but excluding) such index business day. Expressed as a formula, the closing level of the TBill index is equal to:

TRd -1 × (1+TBAFd ) × (1+TBAF d )n

Where:

“TR” is the TBill index closing level on the relevant index business day;

“d” is the relevant index business day;

“d-1” is the index business day immediately preceding the relevant index business day;

“TBAF d ” is the T-bill accrual factor for the relevant index business day; and

“n” is the number of days that are not index business days during the period from (but excluding) the index business day immediately preceding the relevant index business day to (but excluding) the relevant index business day.

For the purposes of this paragraph:

“T-bill accrual factor” means, in respect of an index business day, an amount calculated by the index sponsor in accordance with the following formula:

(1-91/360 × TBR)(-1/91) -1

where:

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters page US3MT = RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the index business day immediately preceding such index business day (the “T-bill determination date”) or if such rate is not published in respect of the T-bill determination date, the closing three-month Treasury Bill rate last published prior to the T-bill determination date.

“Base date” means November 22, 1998. On the base date the closing level of the TBill index was 100.

The index sponsor publishes the closing level of the TBill index daily, which is reported on Bloomberg page “DBTRBL3M <Index>”.

VALUATION OF THE SECURITIES

The market value of the securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the relevant inflation index and the market’s expectation of future U.S. inflation will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include, but are not limited to, the value of the TBill index, supply and demand for the securities, the volatility of the indices, prevailing interest rates, interest rates and yields in the market generally, the volatility of securities markets, a variety of economic, financial, political, regulatory or judicial events that affect consumer prices generally, fluctuations in the prices of various consumer goods and energy resources, the time remaining to the maturity of the securities, economic, financial, political, regulatory or judicial events that affect the levels of the relevant inflation index and TBill index, the general interest rate environment, as well as the perceived creditworthiness of Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the securities prior to maturity.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each of the offerings of the securities will be published every 15 seconds on the following Bloomberg pages:

•	Inflation ETNs:	“INFLIV”

•	Deflation ETNs:	“DEFLIV”

The actual trading prices of the securities may vary significantly from their indicative values.

Additionally, the calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

•	Inflation ETNs:	“INFLRP”
•	Deflation ETNs:	“DEFLRP”
In connection with your securities, we use the term “indicative value” to refer to the value at a given time based on the following equation:

Repurchase value =	[Current principal amount per security × (1 + TBill index return) + index multiplier × applicable inflation index return] × applicable fee factor where:

Current principal amount	=	the current principal amount as reset on each monthly reset date;

TBill index return	=	the applicable TBill index return with respect to your securities;

Index multiplier	=	$0.10;

Applicable inflation index return	=	the applicable inflation index return with respect to your securities; and

Applicable fee factor	=	the most recent daily calculation of the fee factor with respect to your securities.

; provided that the repurchase value will not be less than zero.  If the securities undergo a mandatory split or reverse split, the repurchase value will be adjusted accordingly.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading prices of the securities may vary significantly from their indicative values.

If the repurchase value on any trading day decreases to zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

Mandatory Split and Reverse Split of the Securities

If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Upon a mandatory split or a mandatory reverse split, we will adjust the terms of the securities (other than the index multiplier) accordingly. If we are to effect a mandatory split or reverse split, we will promptly issue a notice to holders of the securities and a press release announcing the mandatory split or reverse split, as applicable, specifying the record date and effective date (each as defined below) of such mandatory split or reverse split (the date of issuing such notice and press release, the “announcement date”). Every investor who holds securities as of the 10th business day following the announcement date (the “record date”) will be subject to such mandatory split or reverse split. The mandatory split or reverse split will become effective at the opening of trading of the securities on the trading day immediately following the record date (the “effective date”). Any adjustment of the repurchase value will be rounded to 8 decimal places. The index multiplier is always 0.10 per security and will not be adjusted in the case of a mandatory split or reverse split. Consequently, the effect of the mandatory split will be to increase an investor’s exposure to the applicable inflation index on a 2 for 1 basis relative to the exposure immediately prior to the mandatory split, and the effect of the mandatory reverse split will be to decrease an investor’s exposure to the applicable inflation index on a 1 for 2 basis relative to the exposure immediately prior to the mandatory reverse split.

For example, before a mandatory reverse split, each $50 investment in the securities made on the inception date will increase by $0.10 for every 1 point increase in the applicable inflation index and will decrease by $0.10 for every 1 point decrease in the applicable inflation index. If the daily repurchase value of the securities is below $25.00 for three consecutive trading days, we will automatically effect a 1 for 2 reverse split of the securities. Because the index multiplier remains constant at 0.10 per security and the number of securities you own is divided by 2, following the reverse split each $50 investment in the securities made on the inception date will increase by only $0.05 for every 1 point increase in the applicable inflation index and will decrease by only $0.05 for every 1 point decrease in the applicable inflation index. Therefore, after a mandatory reverse split, even if the level of the applicable inflation index were to increase and return to its level at the time of your original investment, the value of your investment will be less than its original value of $50 (ignoring the effects of the TBill index and the investor fee).

If the daily repurchase value of the securities is above $100.00 for three consecutive trading days, we will automatically effect a 2 for 1 split of the securities. Because the index multiplier remains constant at 0.10 per security and the number of securities you own is multiplied by 2, following the split each $50 investment in the securities made on the inception date will increase by $0.20 for every 1 point increase in the applicable inflation index and will decrease by $0.20 for every 1 point decrease in the applicable inflation index. Therefore, after a mandatory split, if the level of the applicable inflation index were to decrease and return to its level at the time of your original investment, the value of your investment will be less than its original value of $50 (ignoring the effects of the TBill index and the investor fee).

In the case of a mandatory reverse split, we reserve the right to address odd numbers of securities (commonly referred to as “partials”) in a manner determined by the calculation agent in its sole discretion.  For example, if the securities undergo a mandatory reverse split, holders who own a number of securities on the relevant record date that is not evenly divisible by 2 will receive the same treatment as all other holders for the maximum number of securities they hold that is evenly divisible by 2, and we will have the right to compensate holders for their remaining or “partial” securities in a manner determined by the calculation agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the repurchase value of the securities on a specified trading day following the announcement date.

A mandatory split or reverse split of the securities will not affect the aggregate principal amount of the securities held by an investor, other than to the extent of any “partial” securities, but will change the number of securities an investor holds and the denominations used for trading purposes on the exchange. In addition, a mandatory split will increase an investor’s exposure to the applicable inflation index provided by the securities on a 2 for 1 basis relative to the exposure provided immediately prior to the mandatory split, and a mandatory reverse split will reduce an investor’s exposure to the applicable inflation index provided by the securities on a 1 for 2 basis relative to the exposure provided immediately prior to the mandatory reverse split. The securities may be subject to multiple mandatory splits or reverse splits over their terms.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the securities should read the section entitled “Description of Notes – Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement. The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the securities and of the senior indenture, dated as of November 22, 2006, among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York, as trustee (referred to as the trustee), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar, under which the securities will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

The information about the price to the public and the proceeds to Deutsche Bank on the front cover of this pricing supplement relates only to the initial sale of the securities. If you have purchased the securities after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

No Interest

We will not make any interest payments during the term of the securities.

Denomination

We will offer the securities in denominations of $50 initial principal amount.

Payment at Maturity

If you hold your securities to maturity, you will be entitled to receive a payment per security, if any, that will depend on the current principal amount, the month-over-month performance of the applicable inflation index for the particular offering of securities and the TBill index, reduced by the investor fee.

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

At maturity, your payment per security, if any, will be calculated as:

[Current principal amount × (1 + TBill index return on the final valuation date) + index multiplier × applicable inflation index return on the final valuation date] × fee factor on the final valuation date where,

Current principal amount	=
For the initial calendar month, the current principal amount will equal $50.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:

New current principal amount	=
[previous current principal amount × (1 + TBill index return on the applicable monthly valuation date) + index multiplier × applicable inflation index return on the applicable monthly valuation date] × fee factor on the applicable monthly valuation date

; provided that the payment at maturity and the current principal amount will not be less than zero.  If the securities undergo a mandatory split or reverse split, the payment at maturity and the current principal amount will be adjusted accordingly.

where,
the inflation index return and the TBill index return will be calculated as follows:

Inflation index return	=	inflation index closing level – inflation index monthly initial level

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

On any given day, the fee factor will be calculated as follows:
Fee factor	=	1 – investor fee × day count fraction

where,

Investor fee	=	0.75% per annum

Day count fraction	=
For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the immediately following monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

For the initial calendar month, the inflation index monthly initial level will equal: (i) for the long inflation index, 502.62, and (ii) for the short inflation index, 490.57. For each subsequent calendar month, the inflation index monthly initial level will equal the relevant inflation index closing level on the monthly valuation date of the immediately preceding calendar month.

The inflation index closing level will equal: (i) for long inflation index, the closing level of the long inflation index as reported on Bloomberg page “DBLNLINF <Index>”, and (ii) for the short inflation index, the closing level of the short inflation index as reported on Bloomberg page “DBLNSINF <Index>”, subject in each case to the occurrence of a market disruption event as described under “Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the relevant inflation index is scheduled to be published, the inflation index closing level for such inflation index will equal such level on the immediately preceding trading day.

For the initial calendar month, the TBill index monthly initial level will equal 236.9063. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level on the monthly valuation date of the immediately preceding calendar month.

The TBill index closing level will equal the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M<INDEX>”, subject to the occurrence of a market disruption event as described under “Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the TBill index is scheduled to be published, the TBill index closing level will equal such level on the immediately preceding trading day.

The inception date of the securities is December 5, 2011.

The monthly reset date, for each calendar month, is the first calendar day of that month beginning on January 1, 2012 and ending on November 1, 2021.

The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on December 31, 2011 and ending on October 31, 2021.

The final valuation date is November 24, 2021 or the next trading day if such day is not a trading day, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The maturity date is November 30, 2021 or the next business day if such day is not a business day, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

A trading day is a day on which (i) the values of the indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the components of the indices are traded, in each case as determined by Deutsche Bank AG, London Branch, as calculation agent, in its sole discretion.

A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Repurchase at Your Option

Prior to maturity, you may, subject to certain restrictions, offer for repurchase by Deutsche Bank 50,000 securities (or an integral multiple of 25,000 securities in excess thereof) from a single offering. If you comply with the repurchase procedures described below, Deutsche Bank will be obligated to repurchase your securities, and on the applicable repurchase date, you will be entitled to receive in exchange for those securities you have selected for repurchase a cash payment per security equal to the repurchase value on the applicable valuation date.

On any trading day, the repurchase value will equal:

[Current principal amount × (1 + TBill index return on such trading day) + index multiplier × applicable inflation index return on such trading day] × fee factor on such trading day

; provided that the repurchase value will not be less than zero.  If the securities undergo a mandatory split or reverse split, the repurchase value will be adjusted accordingly.

A valuation date is the trading day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Repurchase Procedures

To effect a repurchase, you must irrevocably offer at least 50,000 securities (or an integral multiple of 25,000 securities in excess thereof) from a single offering to DBSI no later than 1:00 p.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “– Market Disruption Events.” The repurchase date for your securities will be the third business day following the applicable valuation date.

If you wish to offer your securities for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 1:00 p.m., New York City time, on your desired valuation date. You must offer at least 50,000 securities or an integral multiple of 25,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 1:00 p.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the applicable repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

DBSI may charge a fee of up to $0.075 per security that is repurchased at your option; provided that if you offer in excess of 500,000 securities from a single offering to DBSI for repurchase on any day, DBSI may charge you a fee of up to $0.50 for each security that is repurchased on such day.

Repurchase at Our Option

We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. If we elect to redeem a particular offering of securities, we will give you notice not less than five business days prior to the call date (the “call notice date”). If we exercise our right to repurchase a particular offering of securities, we will deliver an irrevocable call notice to DTC, the holder of the global security. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event as described under “– Market Disruption Events.” The last day on which we may deliver a call notice is November 22, 2021.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Acceleration Upon Zero Repurchase Value

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

Mandatory Split and Reverse Split of the Securities

The value represented by each security is subject to adjustment as a result of mandatory split or reverse split of the securities, as described under “Valuation of the Securities—Mandatory Split and Reverse Split of the Securities” above.

Default Amount on Event of Default Acceleration

If an event of default occurs and the maturity of the securities is accelerated, we will pay the default amount in respect of each security at maturity. We describe the default amount below under “– Default Amount.”

For the purpose of determining whether the holders of our Series A global notes, of which the securities are a part, are entitled to take any action under the indenture, we will treat the initial principal amount of each security outstanding as the principal amount of that security. Although the terms of the securities may differ from those of the other Series A global notes, holders of specified percentages in principal amount of all Series A global notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A global notes, including the securities. This action may involve changing some of the terms that apply to the Series A global notes, accelerating the maturity of the Series A global notes after a default or waiving some of our obligations under the indenture.

Default Amount

If an event of default occurs under the indenture referenced in the accompanying prospectus supplement and the maturity of the securities is accelerated, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the securities offered by this pricing supplement. If there is substantial demand for the securities, we may issue additional securities frequently. Such additional securities will be fungible with the outstanding securities.

Market Disruption Events

A disrupted day is any trading day on which a market disruption event occurs or is continuing.

If any monthly valuation date, valuation date or the final valuation date (each a “reference date”) is a disrupted day with respect to an index, the closing level of such index on the next succeeding trading day that is not a disrupted day will be deemed to be the closing level of such index for such reference date; provided that if the five successive trading days immediately following such reference date are all disrupted days, the calculation agent will determine, in its sole discretion, the closing level of such index for such reference date on the fifth trading day immediately following such reference date, notwithstanding that such fifth trading day is a disrupted day. If any valuation date or the final valuation date is a disrupted day with respect to any index and the date as of which the calculation agent determines the closing levels of the indices falls less than three business days prior to the scheduled repurchase date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing levels of the indices for such valuation date or the final valuation date, as applicable.

For the avoidance of doubt, no adjustment will be made to a monthly reset date whether or not the immediately preceding scheduled monthly valuation date is a disrupted day with respect to any index.  If any reference date is a disrupted day with respect to an index, no adjustment will be made to the closing level for any other index determined as of such reference date.

Any of the following will be a market disruption event:

•
a termination or suspension of, or material limitation or disruption in the trading of the TIPS or Treasury Bond Futures underlying the TIPS indices and UST bond futures indices, respectively (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of Treasury Bond Futures imposed by CME or other relevant exchange on which Treasury Bond Futures are traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such exchange); or

•
the settlement price of a Treasury Bond Future underlying a UST bond futures index has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of CME or any other relevant exchange; or

•	failure by CME or any other relevant exchange to announce or publish the settlement price of Treasury Bond Futures or TIPS; or

•	failure by the index sponsor to publish the closing level of the relevant inflation index; or

•
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with the issuer’s ability or the ability of the issuer’s affiliates to unwind all or a material portion of a hedge with respect to the securities that the issuer or its affiliates have effected or may effect.

The following events will not be market disruption events:

•
a limitation on the hours or number of days of trading on a trading facility on which Treasury Bond Futures or TIPS are traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the Treasury Bond Futures or TIPS.

Discontinuation or Modification of the Indices

If the index sponsor discontinues compilation or publication of an index and the index sponsor or any other person or entity (including Deutsche Bank) calculates and publishes an index that the calculation agent determines is comparable to such discontinued index and approves as a successor index, then the calculation agent will determine the level of the relevant inflation index or the TBill index, as applicable, on any relevant date and the amount payable at maturity or upon earlier repurchase by Deutsche Bank by reference to such successor index for the period following the discontinuation of the index.

If the calculation agent determines that the publication of an index is discontinued and that there is no applicable successor index, or that the closing level of the index is not available for any reason other than a market disruption event, on the date on which the level of the index is required to be determined, or if for any other reason (excluding a market disruption event) the index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such index.

If the calculation agent determines that any index, the components underlying any index (the “index components”) or the method of calculating any index has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such index or method of calculating such index as it believes are appropriate to ensure that the level of such index used to determine the amount payable on the maturity date or upon repurchase by Deutsche Bank is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the level of the indices and the amount payable at maturity or upon earlier repurchase by Deutsche Bank or otherwise relating to the level of the indices may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the securities, including at maturity or upon repurchase by Deutsche Bank, the current principal amount, market disruption events, business days, trading days, the fee factor, the default amount, the closing levels of the indices on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your securities at maturity or upon repurchase by Deutsche Bank and any other calculations or determinations to be made by the calculation agent as specified herein. The calculation agent will rely upon the published repurchase value for the securities and levels of the indices. If the index sponsor discontinues compilation or publication of the repurchase value for the securities or any index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by the index sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such successor index. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

The DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

In expectation of the sale of the securities, we expect to enter into transactions to hedge our obligations under the securities. Such transactions may involve purchases of the index components or instruments linked to the indices prior to or on the inception date. In addition, from time to time after we issue the securities, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of long or short positions in some or all of the index components;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the index components or the indices;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the final valuation date. That step may involve sales or purchases of the index components, listed or over-the-counter options or futures on index components or listed or over-the-counter options, futures, or other instruments linked to the levels of the indices, as well as other indices designed to track the performance of the indices.

The hedging activity discussed above may adversely affect the levels of the indices and, as a consequence, the market value of the securities and the amount payable at maturity or upon earlier repurchase by Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle or conversion transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired. In particular, the following discussion does not apply to you if you simultaneously hold (i) an Inflation ETN and (ii) a Deflation ETN. If this is your situation, you should consult your tax adviser regarding the application of the straddle rules to your investment.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange (including a repurchase by us), as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. Your gain or loss on the securities should be capital gain or loss, and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our “comparable yield” for non-contingent debt with otherwise similar terms, determined as of the time of issuance of your securities, even though we will not make any payment with respect to the securities prior to maturity or earlier repurchase by us. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Other U.S. federal income tax characterizations of the securities might also require you to include amounts in income during the term of the securities and/or might treat all or a portion of the gain or loss on the sale or retirement of the securities as short-term capital gain or loss without regard to how long you held the securities. For instance, it is possible that any rebalancing, change in methodology of, or substitution of a successor to, an index or an index component, any mandatory split or mandatory reverse split or any recalculation of the current principal amount, could be treated as a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations. Subject to the following paragraph, if the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.

Legislation enacted in 2010, as modified by IRS guidance, generally imposes a withholding tax of 30% on payments made after December 31, 2013 to certain foreign entities (including financial intermediaries) of interest or dividends on, and (after December 31, 2014) the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest or dividends, unless various U.S. information reporting and due diligence requirements have been satisfied.  This legislation also applies in modified form to other instruments issued by foreign financial institutions such as us. The regime applies to “obligations” issued after March 18, 2012.  The reporting and diligence requirements of the regime, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. Securities acquired after March 18, 2012 may be subject to this regime.  You should consult your tax adviser regarding the possible implications of this legislation for your investment in the securities.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

You may be subject to information reporting, and you may also be subject to backup withholding at the rate specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

On the inception date, we sold 80,000 securities of each offering to DBSI, acting as our agent, at $50 per security. On and after the inception date, DBSI expects to sell these securities and additional securities from time to time to investors at prevailing prices at the time of sale. In any such subsequent distribution, DBSI may charge a purchase fee of up to $0.075 per security. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may also receive a payment from Deutsche Bank of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the securities.

DB Commodity Services LLC and Deutsche Bank have entered into an agreement with Invesco Distributors, Inc. (formerly known as “Invesco Aim Distributors, Inc.”) (“Invesco”) under which Invesco will receive a portion of the investor fee in consideration for its role in marketing the securities. The actual amount received by Invesco in a given year will depend on the number and value of securities then outstanding and the number of other then outstanding securities issued by Deutsche Bank and certain statutory trusts which DB Commodity Services LLC serves as managing owner and marketed by Invesco. The amount paid to Invesco is subject to limitations on the amount of compensation which may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Invesco.

We may deliver securities against payment therefor on a date that is greater than three business days following the date of sale of any securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Broker-dealers may make a market in the securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a security covered by this prospectus that they acquire from other holders after the original offering and sale of the securities, or they may sell a security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of the securities and may cover such short positions by borrowing securities from us or our affiliates or by purchasing securities from us or our affiliates subject to our obligation to repurchase such securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of securities by market participants who cover their short positions with securities borrowed or acquired from us or our affiliates in the manner described above.

Deutsche Bank has retained DBSI, a member of FINRA, to provide certain services relating to the distribution of the securities. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. In accordance with NASD Rule 2720, DBSI may not make sales of the securities to any of its discretionary accounts without the prior written approval of the customer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase, holding or disposition of the securities by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless relief were available under an applicable statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase, holding and disposition of the securities, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the service provider exemption or there is some other basis on which the purchase and holding of the securities is not prohibited. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase, holding and disposition of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the securities shall be deemed to represent by its acquisition of a Security that its acquisition, holding and disposition will not be prohibited under Similar Laws.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under such laws.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)           the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)           we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)           any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)           our interests may be adverse to the interests of the purchaser or holder; and

(v)           neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any securities to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent. Davis Polk & Wardwell LLP has in the past represented the issuer and its affiliates and continues to represent the issuer and its affiliates on a regular basis and in a variety of matters.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)

Fax: 917-338-3849

Re: PowerShares DB US Inflation ETNs or PowerShares DB US Deflation ETNs, issued by Deutsche Bank AG (the “ETNs”)

☐	PowerShares DB US Inflation Exchange Traded Notes (CUSIP Number: 25154W 225)
☐	PowerShares DB US Deflation Exchange Traded Notes (CUSIP Number: 25154W 217)
(Please check only one offering of ETNs)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Stated principal amount of ETNs offered for repurchase (you must offer at least 50,000 ETNs or an integral multiple of 25,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:             , 20         (which is the date of this notice)

Applicable repurchase date:             , 20         (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 1:00 p.m., New York City time, on the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 1:00 PM ON THE DESIRED VALUATION DATE

A-1

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: PowerShares DB US Inflation ETNs or PowerShares DB US Deflation ETNs, issued by Deutsche Bank AG (the “ETNs”)

☐	PowerShares DB US Inflation Exchange Traded Notes (CUSIP Number: 25154W 225)
☐	PowerShares DB US Deflation Exchange Traded Notes (CUSIP Number: 25154W 217)
(Please check only one offering of ETNs)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of              (which is the third business day following the valuation date), with respect to the stated principal amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated principal amount of ETNs offered for repurchase (you must offer at least 50,000 ETNs or an integral multiple of 25,000 ETNs in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):

A-2

Deutsche Bank AG, London Branch

4,000,000 PowerShares DB US Inflation
Exchange Traded Notes due November 30, 2021

4,000,000 PowerShares DB US Deflation
Exchange Traded Notes due November 30, 2021

Pricing supplement dated December 5, 2011

Deutsche Bank Securities

CUSIP Numbers: 25154W 225 and 25154W 217